                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /

     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              LORAL CORPORATION
- - - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              LORAL CORPORATION
- - - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

     Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- - - --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- - - --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1

- - - --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- - - --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- - - --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- - - --------------------------------------------------------------------------------
     (3) Filing party:

- - - --------------------------------------------------------------------------------
     (4) Date filed:

- - - --------------------------------------------------------------------------------

  /1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                                               ---------------------------------
                                               1994
                                               ---------------------------------
                                               NOTICE OF
                                               ANNUAL MEETING
                                               AND
                                               PROXY STATEMENT

                                               [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JULY 26, 1994
                            ------------------------

     The Annual Meeting of Stockholders of Loral Corporation will be held in the Third Floor Auditorium, Chemical Banking Corporation headquarters, 270 Park Avenue, New York, New York, at 2:00 o'clock P.M., on Tuesday, July 26, 1994 for the purpose of:

     1. Electing to the Board five Directors whose terms have expired;

     2. Acting upon a proposal to approve the Company's Incentive Compensation Plan for Senior Executives;

     3. Acting upon a proposal to approve the Company's 1994 Stock Option and Incentive Stock Purchase Plan;

     4. Acting upon a proposal to ratify the selection of Coopers & Lybrand as independent auditors for the fiscal year ending March 31, 1995; and

     5. Transacting any other business which may properly come before the meeting.

     The Board of Directors has fixed the close of business on June 15, 1994 as the date for determining Stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

     All Stockholders are cordially invited to attend. Those who do not expect to be present are requested to date, sign and mail the enclosed Proxy as promptly as possible in the enclosed postage paid envelope.

                                          By Order of the Board of Directors

                                          [SIG]

                                          BERNARD L. SCHWARTZ
                                          Chairman of the Board of Directors

Date: June 27, 1994

                                PROXY STATEMENT

                               LORAL CORPORATION

                                600 THIRD AVENUE
                            NEW YORK, NEW YORK 10016

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 26, 1994

                            ------------------------

                               PROXY SOLICITATION

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of Loral Corporation (the "Company" or "Loral"). Any Proxy given by a Stockholder may be revoked by him at any time before it is voted by written notice to the Secretary, by a duly executed Proxy bearing a later date, or by voting in person at the meeting. The cost of soliciting proxies will be borne by the Company. The Company will enlist the assistance of and reimburse banks, brokers and other nominees for their costs in transmitting Proxies and Proxy authorizations to beneficial owners whose stock is registered in the name of such nominees. The Company has also retained W. F. Doring and Company to assist it in the solicitation of proxies and will pay a fee, not to exceed $7,500, for such services. Proxies, ballots and voting tabulations that identify Stockholders will be held confidential, except in a contested proxy solicitation or where necessary to meet applicable legal requirements. The Inspectors of Election will not be employees of the Company. This Proxy Statement and the enclosed Proxy will be first mailed to Stockholders on or about June 27, 1994.

                            OUTSTANDING VOTING STOCK

     Only Stockholders of record at the close of business on June 15, 1994 are entitled to notice of and to vote at the Annual Meeting. There were 83,564,544 shares of common stock, par value $.25 per share ("Common Stock") of the Company outstanding on that date and each share is entitled to one vote on each matter. Abstentions and broker "non-votes" will be counted in determining the number of shares present but will not be voted for election of directors or on other proposals and will have the same effect as a vote against Proposal 3.

     As of May 27, 1994, the only officer or Director owning 1% or more of the Company's Common Stock was Bernard L. Schwartz, Chairman of the Board of Directors and Chief Executive Officer of Loral, who beneficially owned 2,103,712 shares constituting approximately 2.5% of the Company's outstanding voting securities. All Directors and current executive officers as a group (25 persons) owned beneficially 3,241,603 shares constituting approximately 3.8% of outstanding voting securities.

     Lehman Brothers Holdings, Inc. on behalf of Lehman Brothers Merchant Banking Portfolio Partnership L.P., Lehman Brothers Capital Partners II, L.P., Lehman Brothers Offshore Investment Partnership L.P., and Lehman Brothers Offshore Investment Partnership-Japan L.P. (collectively the "Lehman Partnerships"), which on May 27, 1994 owned 3,067,558 shares, 2,084,092 shares, 842,880 shares, and 320,430 shares, respectively, of Loral Common Stock, has filed a Schedule 13D reflecting its beneficial ownership of 6,314,960 (7.6%) shares of Loral Common Stock acquired by the Lehman Partnerships from the Company in connection with Loral's purchase of the Lehman Partnerships' minority interest in the businesses of Ford

Aerospace, other than Space Systems/Loral, acquired by the Company from Ford Motor Company. The shares were acquired for investment purposes by the Lehman Partnerships and are subject to an agreement with the Company limiting certain actions of the Lehman Partnerships including limitations on their ability to acquire additional shares or to vote or sell their shares. On June 23, 1994 the Lehman Partnerships sold 3,000,000 shares of Common Stock to the Company's pension plans.

     Based upon filings made with the Company, Fidelity Investments, FMR Corp. ("FMR"), owns 6,398,554 (7.7%) shares of Common Stock. FMR has represented that the shares were acquired for investment companies and managed accounts.

                             ELECTION OF DIRECTORS

     The Company has three classes of Directors serving staggered three-year terms. Class I consists of three Directors and Classes II and III consist of four Directors. Four Class III Directors are to be elected at the Annual Meeting for three-year terms expiring on the date of the Annual Meeting in 1997. In addition, one Class II Director is to be elected for a two year term expiring at the 1996 Annual Meeting. The terms of the Class I and remaining Class II Directors expire on the date of the Annual Meeting in 1995 and 1996, respectively. Of the Directors named below, the terms of office of Messrs. Lazarus (Class II), Ruderman, Schwartz, Shapiro and Stanton (Class III) expire at the 1994 Annual Meeting.

     The five persons named above have been nominated by the Board of Directors for election as Directors to serve for a period of three years (or two years with respect to Mr. Lazarus) and until their respective successors are duly elected and shall qualify. Unless authority to vote for management's nominees is withheld, the enclosed Proxy will be voted for the election of the five persons named above, except that the persons designated as proxies reserve full discretion to cast their votes for other persons in the unanticipated event that any of such nominees is unable or declines to serve. The nominees, other than Mr. Lazarus, have acted as Directors of the Company since the last Annual Meeting of Stockholders. Mr. Lazarus was elected by the Board of Directors in March 1994.

     The Company has standing Audit and Government Compliance (the "Audit Committee"), Nominating, and Compensation and Stock Option (the "Compensation Committee") Committees. The Audit Committee, which met four times during fiscal 1994, is comprised of four members: Messrs. Hodes, Ruderman, Shapiro and Stanton. The Audit Committee reviews and acts or reports to the Board with respect to government procurement compliance matters as well as various auditing and accounting matters, including the selection of the Company's independent auditors, the accounting and financial practices and controls of the Company, audit procedures and findings, and the nature of services performed for the Company by, and the fees paid to, the independent auditors. The Nominating Committee, which met once in fiscal 1994, is comprised of Messrs. Kekst, Shapiro and Stanton. The Nominating Committee is chartered to establish criteria for recommendations for director nominees and in connection therewith, to consider the participation and contribution of current Directors. The Nominating Committee does not generally accept nominees randomly received from third parties, including Stockholders. The Compensation Committee, which met two times during fiscal 1994, is comprised of four members: Messrs. Gittis, Hodes, Kekst and Shapiro. The Compensation Committee reviews and provides recommendations to the Board of Directors regarding executive compensation matters. The Compensation Committee is also responsible for the administration of the Company's Stock Option Plans and Restricted Stock Purchase Plan and will be responsible for administration of the Incentive Compensation Plan for Senior Executives and the 1994 Stock Option and Incentive Stock Purchase Plan, if approved by Stockholders.

     The Board of Directors held six meetings during fiscal 1994. No Director attended fewer than 75% of the meetings of the Board of Directors or of its committees. Directors are paid a fixed fee of $25,000 per year. Non-employee Directors are also currently paid $6,000 (increased from $3,000 in January 1994) for personal attendance at each meeting. Audit Committee members are paid $2,000 per year and $1,000 per meeting. Compensation Committee members are paid $500 per year. The Company provides certain life insurance and medical benefits to certain non-employee Directors. For fiscal 1994 the value of these benefits was $13,565 for Mr. Gittis, $15,515 for Mr. Hodes, $14,553 for Mr. Kekst, $14,223
for Mr. Ruderman, $6,491 for Mr. Shapiro and $14,170 for Mr. Yankelovich.

     The Company has purchased insurance from the Great American Insurance Company insuring the Company against obligations it might incur as a result of its indemnification of its officers and Directors for certain liabilities they might incur, and insuring such officers and Directors for additional liabilities against which they might not be indemnified by the Company. The insurance expires on March 31, 1995, and costs $340,000. Pursuant to the New York Business Corporation Law, the Company has entered into Indemnity Agreements with its Directors and executive officers. The Indemnity Agreements are intended to provide the full indemnity protection authorized by New York law.

     The following table provides certain relevant information concerning the Directors and their principal occupations:

                                                                                       SERVED AS
                                                                                        DIRECTOR
                                                  PRINCIPAL OCCUPATION                CONTINUOUSLY
NAME                           AGE                  AND DIRECTORSHIPS                    SINCE
- - - ----                           ---                --------------------                ------------
Bernard L. Schwartz(1).......  68      Chairman of the Board of Directors and             1972
  (Class III)                          Chief Executive Officer
                                       Director of Reliance Group Holdings, Inc.,
                                         and certain subsidiaries, Sorema
                                         International Holding N.V., First Data
                                         Corporation and K&F Industries, Inc.; and
                                         Trustee of N.Y. University Medical Center
Howard Gittis................  60      Vice Chairman and Chief Administrative             1990
  (Class I)                            Officer of MacAndrews & Forbes Holdings,
                                         Inc.
                                       Director of Andrews Group Incorporated,
                                         Consolidated Cigar Corporation, Mafco
                                         Worldwide Corporation, National Health
                                         Laboratories Incorporated, New World
                                         Communications Group Incorporated, New
                                         World Television Incorporated, Revlon
                                         Consumer Products Corporation, Revlon
                                         Worldwide Corporation and Jones Apparel
                                         Group, Inc.
Robert B. Hodes(1)(2)........  68      Partner and Co-Chairman of the Executive           1959
  (Class II)                             Committee, Willkie Farr & Gallagher, law
                                         firm, New York, N.Y.
                                       Director of Aerointernational, Inc., W.R.
                                         Berkley Corporation, The Cremer
                                         Foundation, Crystal Oil Company, LCH
                                         Investments N.V. and R.V.I. Guarantee Co.
                                         Ltd.

                                                                                       SERVED AS
                                                                                        DIRECTOR
                                                  PRINCIPAL OCCUPATION                CONTINUOUSLY
NAME                           AGE                  AND DIRECTORSHIPS                    SINCE
- - - ----                           ---                --------------------                ------------
Gershon Kekst(1).............  59      President of Kekst and Company, Inc.,              1972
  (Class I)                            corporate and financial communications
                                         consultants,
                                         New York, N.Y.
Frank C. Lanza...............  62      President and Chief Operating Officer              1981
  (Class II)
Charles Lazarus..............  70      Chairman and Director of Toys "R" Us, Inc.         1994
  (Class II)                           Director of Automatic Data Processing, Inc.
Malvin A. Ruderman...........  67      Professor of Physics, Columbia University,         1975
  (Class III)                            New York, N.Y.
E. Donald Shapiro............  62      The Joseph Solomon Distinguished Professor         1973
  (Class III)                          of Law since 1983 and Dean/Professor of Law
                                         (1973-1983), New York Law School
                                       Director of Interferon Sciences, Inc.,
                                         MelaRx Pharmaceuticals, Bank Leumi Trust
                                         Co., Future Medical Products, Inc.,
                                         Kranzco Realty Trust and Premiere Laser
                                         Systems
Vice Admiral Allen M. Shinn,
  U.S.N. (Ret.)..............  86      Independent Consultant                             1973
  (Class II)                           Director Emeritus of Pennzoil Company
Thomas J. Stanton, Jr.(2)....  66      Chairman Emeritus of National Westminster          1988
  (Class III)                            Bancorp NJ
                                       Director of Reliance Group Holdings, Inc.,
                                         and Reliance Insurance Co.
Daniel Yankelovich(2)........  69      Chairman of DYG, Inc., market, consumer and        1982
  (Class I)                              opinion research, New York, N.Y.
                                       Director of U.S. West Inc., Meredith
                                         Corporations and Arkla, Inc.

- - - ---------------
(1) Member of Executive Committee.

(2) Member of Pension Advisory Committee.

              SECURITIES OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table shows the number of shares of Common Stock beneficially owned by the Directors and nominees, the named executive officers in the Summary Compensation Table ("NEOs"), and all Directors and officers as a group on May 27, 1994. Individuals have sole voting and investment power over the stock unless otherwise indicated in the footnotes.

                                                                  AMOUNT AND NATURE OF        PERCENT
                    NAME OF INDIVIDUAL                         BENEFICIAL OWNERSHIP(1)(2)     OF CLASS
- - - -----------------------------------------------------------    --------------------------     --------
Bernard L. Schwartz........................................           2,103,712 (3)              2.5%
Michael P. DeBlasio........................................              96,436 (4)                *
Howard Gittis..............................................                   2,000                *
Robert B. Hodes............................................              14,400 (5)                *
Gershon Kekst..............................................                  13,200                *
Frank C. Lanza.............................................             616,964 (6)                *
Robert V. LaPenta..........................................              71,170 (7)                *
Charles Lazarus............................................               7,000 (8)                *
Malvin A. Ruderman.........................................              16,000 (9)                *
E. Donald Shapiro..........................................              14,000(10)                *
Vice Admiral Allen M. Shinn................................                  14,000                *
Thomas J. Stanton, Jr......................................                  12,000                *
Michael B. Targoff.........................................              53,825(11)                *
Daniel Yankelovich.........................................                  15,500                *
All Directors and Executive Officers as a Group (25
  persons).................................................           3,241,603(12)              3.8%

- - - ---------------
 * Represents holdings of less than one percent.

 (1) Includes shares which, as of May 27, 1994, may be acquired within sixty days pursuant to the exercise of options (which shares are treated as outstanding for the purposes of determining beneficial ownership and computing the percentage set forth); shares held by trusts of which Directors and their wives are trustees; shares held by a trust in which an officer and Director is trustee; and shares held for the benefit of officers as of March 31, 1994 in the Loral Master Savings Plan, (the "Savings Plan").

 (2) Except as noted, all shares are owned directly with sole investment and voting power. All Directors other than Messrs. Schwartz, Lanza, Gittis and Lazarus have the right to exercise, at $17.72 per share, 10,000 shares; such exercisable shares are included in the table.

 (3) Includes 80,000 shares held by Mr. Schwartz' wife, 1,000,000 shares exercisable under Company Stock Option Plans, and 6,023 shares in the Savings Plan.

 (4) Includes 14,714 shares exercisable under Company Stock Option Plans, 3,514 shares in the Savings Plan, and 20,369 shares restricted under the Company's Restricted Stock Purchase Plan.

 (5) Includes 400 shares held by Mr. Hodes' minor child as to which Mr. Hodes disclaims beneficial ownership.

 (6) Includes 241,710 shares exercisable under Company Stock Option Plans, 2,096 shares in the Savings Plan, and 48,438 shares restricted under the Company's Restricted Stock Purchase Plan.

 (7) Includes 4,284 shares exercisable under Company Stock Option Plans, 2,818 shares in the Savings Plan, and 20,369 shares restricted under the Company's Restricted Stock Purchase Plan.

 (8) Includes 2,000 shares held by Mr. Lazarus' wife.

 (9) Includes 6,000 shares owned jointly with Mr. Ruderman's wife.

(10) Includes 4,000 shares held by Mr. Shapiro's wife as to which Mr. Shapiro disclaims beneficial ownership.

(11) Includes 2,085 shares in the Savings Plan, and 20,369 shares restricted under the Company's Restricted Stock Purchase Plan.

(12) Includes 1,400,258 shares exercisable under Company Stock Option Plans, 26,949 shares in the Savings Plan, and 147,738 shares restricted under the Company's Restricted Stock Purchase Plan.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The goals of the Company's compensation program are to align compensation with business objectives and corporate performance and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company and thereby create value for Stockholders. In order to attain these goals, the Company's compensation policies have historically linked compensation to corporate performance.

     The principal components of the Company's compensation program have been annual cash compensation consisting of base salary and incentive bonus and long-term incentive compensation using restricted stock awards and stock options. In determining the amount and form of executive compensation, the Compensation Committee has considered the competitive market for senior executives, the executive's role in the Company's achieving its business objectives and the Company's overall performance.

     LIMITATIONS ON FEDERAL TAX DEDUCTION. Recently enacted Internal Revenue Code (the "Code") Section 162(m) is effective for Loral's taxable year which commenced April 1, 1994. Under Section 162(m), Federal income tax deductions for publicly-traded companies may be denied to the extent total taxable compensation exceeds $1 million in any one year for any executive officer named in the Summary Compensation Table for such year. The deduction limit does not apply to compensation which qualifies as "performance based". To qualify as "performance based", compensation must be based on the attainment of objective, pre-established performance goals that are set by a committee of outside directors. In addition, the business criteria on which the performance goals are based must be disclosed to and approved by stockholders.

     Provided that other compensation objectives are met, it is the Compensation Committee's intention that executive compensation be deductible for Federal income tax purposes. For this reason, it is recommended that Stockholders approve the Incentive Compensation Plan for Senior Executives (the "Annual Bonus Plan") and the 1994 Stock Option and Incentive Stock Purchase Plan (the "1994 Stock Plan"), each of which has been designed to comply with
Section 162(m). For further information concerning these plans, see Proposal 2 and Proposal 3.

     ANNUAL CASH COMPENSATION. The Company has historically paid its Chairman and Chief Executive Officer ("CEO"), Bernard L. Schwartz, and its President and Chief Operating Officer, Frank C. Lanza, pursuant to long-term employment contracts. Base salaries for Messrs. Schwartz and Lanza have been fixed by contract and have been increased over the years based on changes in the Consumer Price Index. Base salaries for the other NEOs have been set at competitive levels by the CEO in consultation with the Compensation Committee, giving due regard to individual performance and time in position.

     Annual incentive compensation for Messrs. Schwartz and Lanza has been determined according to a contractual formula which provides for no bonus to be paid until the Company's shareholders' equity, as defined, has grown by at least 8 1/4% from the end of the last fiscal year, and for bonuses to be directly proportionate to increases above that level. In order to retain the benefit of Mr. Schwartz' leadership, the Compensation Committee has obtained a five-year extension of his current employment contract, which otherwise would have expired on March 31, 1995. The extended contract incorporates the same terms and conditions as the current contract, except that the performance threshold that must be achieved before annual incentive bonuses can be paid has been increased from 8 1/4% to 9 1/4% growth in shareholders' equity. Because of the Federal income tax limitations referred to above, the annual incentive bonus provisions have been established pursuant to Loral's Annual Bonus Plan, which is subject to Stockholder approval as explained in Proposal 2. Provided Stockholders approve the Annual Bonus Plan, the 9 1/4% performance threshold will apply during the entire term of Mr. Schwartz' extended contract. It will also apply for the final fiscal year of his current contract and for the balance of Mr. Lanza's contract, which expires on March 31, 1997.

     Annual incentive compensation for other corporate executives has not been based on a formula using quantitative target levels. The CEO, in consultation with the Compensation Committee, sets the compensation by assessing a number of factors, including the executive's individual effort, performance and contribution toward achieving the Company's business plan and growth objectives. Incentive compensation for corporate officers with line responsibility for division operations is generally tied to performance targets for the businesses under their authority. These performance targets are set as part of the Company's annual budgeting process.

     LONG-TERM INCENTIVE COMPENSATION. It has been the Compensation Committee's belief that Stockholders' interests are best served by encouraging key employees to develop ownership interests in the Company. To that end, the Company has relied upon both discount and fair market value employee stock options, and restricted stock grants which vested according to the level of reported pre-tax profits.

     Fiscal 1994 reflected continued strong performance that was achieved during a period of significant defense cutbacks. The option grants reflected in the Option Grants Table for fiscal 1994 for Mr. Schwartz were made by the Compensation Committee based on its assessment of his contributions to Company performance and of his ability to enhance the long-term value of the Company through continued leadership. The level of option grants for other NEOs was based on the Committee's assessment of similar factors and took into account that no options had been granted to such officers since 1990.

     The Company's performance during the twenty-two fiscal year period since Mr. Schwartz became Chairman of the Board and Chief Executive Officer of the Company is highlighted by the Performance Graphs following this report, which compare the cumulative total return for Loral Common Stock with that of the Standard & Poor's 500 Composite Stock Index and with that of a peer group. The Compensation Committee believes that the Company's compensation policies, which have been instrumental in attracting and retaining highly qualified and dedicated personnel, have been an important factor in the Company's growth and success.

     During 1994, the Compensation Committee retained the services of The Wyatt Company, executive compensation consultants, to reevaluate the Company's long-term incentive compensation programs. The 1994 Stock Plan described in Proposal 3 was adopted by the Committee based on The Wyatt Company's recommendation. The Plan requires that all stock options be granted with an exercise price equal to fair market value at date of grant. It also permits key executives to acquire restricted stock if performance objectives such as those established by the Annual Bonus Plan are attained and only if at least two-thirds of the fair market grant value of the restricted stock is funded by the executive. Restrictions generally lapse over a five-year vesting period. Acquisitions of restricted stock will be funded at the beginning of the vesting period with part of the executive's annual incentive bonus that would otherwise have been paid currently. The

Compensation Committee believes the 1994 Stock Plan will tie long-term compensation directly to increases in Stockholders' value and recommends that Proposal 3 be approved.

     This report of the Compensation Committee and the Performance Graphs immediately following shall not be deemed incorporated by reference by any general statements incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent it shall be specifically incorporated and shall not otherwise be deemed filed under such Acts.

                     MEMBERS OF THE COMPENSATION COMMITTEE

                                    Howard Gittis
                                    Robert B. Hodes
                                    Gershon Kekst
                                    E. Donald Shapiro

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     None of the members of the Compensation Committee of the Board of Directors are present or former officers or employees of the Company or its subsidiaries. Mr. Hodes is a partner in the law firm of Willkie Farr & Gallagher and Mr. Kekst is the principal stockholder of Kekst & Company, Inc. Both firms provided services to the Company during the year.

                            STOCK PERFORMANCE GRAPHS

     The graph below compares the yearly change in cumulative total return, including reinvestment of dividends, of the Company's Common Stock with that of the Standard & Poor's 500 Composite Stock Index and a peer group index for the last five fiscal years, assuming an investment of $100 in the Company's stock and each index on April l, 1989. The companies in the peer group are: E-Systems, GM/Hughes, Grumman, Harris, Lockheed, Loral, Martin Marietta, Raytheon and Texas Instruments.

                          TOTAL RETURN TO STOCKHOLDERS

      MEASUREMENT PERIOD                          S&P 500 IN-
    (FISCAL YEAR COVERED)         LORAL CORP.         DEX         PEER GROUP
1989                                       100             100             100
1990                                     88.63          119.27           93.55
1991                                    121.01          136.46          110.64
1992                                    101.58          151.53          113.92
1993                                    183.18          174.60          177.17
1994                                    246.26          177.17          207.07

                  (AS PREPARED BY STANDARD & POOR'S COMPUSTAT)

     The graph below compares the yearly change in cumulative total return, including reinvestment of dividends, of the Company's Common Stock with that of the Standard & Poor's 500 Composite Stock Index, for the last twenty-two fiscal years, assuming an investment of $100 in the Company's stock and the S&P index on April 1, 1972, just after Mr. Schwartz became Chairman of the Board of Directors and Chief Executive Officer of the Company.

                          TOTAL RETURN TO STOCKHOLDERS

      MEASUREMENT PERIOD                         S&P 500 IN-
    (FISCAL YEAR COVERED)        LORAL CORP.         DEX
1972                                100.00          100.00
1973                                 65.31          107.01
1974                                 38.77           93.30
1975                                102.04           86.94
1976                                214.28          111.53
1977                                241.98          111.18
1978                                393.12          105.95
1979                                582.05          127.13
1980                                884.31          134.93
1981                               1476.70          188.78
1982                               1054.07          164.29
1983                               1861.81          236.76
1984                               1677.11          257.31
1985                               2380.16          305.71
1986                               3606.42          420.39
1987                               3171.30          530.69
1988                               3054.67          486.08
1989                               2934.31          573.73
1990                               2600.68          683.77
1991                               3550.97          781.95
1992                               2980.68          867.97
1993                               5375.07          999.81
1994                               7225.99         1014.54

                  (AS PREPARED BY STANDARD & POOR'S COMPUSTAT)

                                            FISCAL YEAR 1994
                                       SUMMARY COMPENSATION TABLE


                                                            LONG TERM COMPENSATION AWARDS
                                                            -----------------------------
                                   ANNUAL COMPENSATION                        SECURITIES
   NAME AND PRINCIPAL              -------------------      RESTRICTED        UNDERLYING         ALL OTHER
        POSITION           YEAR    SALARY     BONUS(A)    STOCK AWARD(B)   STOCK OPTIONS(C)   COMPENSATION(D)
   ------------------      ----   --------   ----------   --------------   ----------------   ---------------
Bernard L. Schwartz        1994   $884,000   $3,604,237             --          600,000           $97,399
Chairman of the Board      1993   $859,000   $3,525,669             --          400,000           $86,266
of Directors and Chief     1992   $833,000   $4,966,969             --          400,000                --
Executive Officer
Frank C. Lanza             1994   $618,925   $1,751,404             --          150,000           $25,000
President and              1993   $600,924   $1,200,000     $1,623,019               --           $25,000
Chief Operating Officer    1992   $501,923   $1,567,500             --               --                --
Michael P. DeBlasio        1994   $402,973   $  355,584             --           70,000           $ 5,385
Senior Vice President-     1993   $402,973   $  330,556     $  682,500               --           $ 5,284
Finance                    1992   $354,132   $  368,534             --               --                --
Robert V. LaPenta          1994   $337,723   $  311,069             --           70,000           $ 8,620
Senior Vice President      1993   $337,723   $  290,917     $  682,500               --           $ 7,881
and Controller             1992   $288,632   $  331,268             --               --                --
Michael B. Targoff         1994   $327,684   $  311,495             --           70,000           $10,758
Senior Vice President      1993   $327,684   $  291,301     $  682,500               --           $ 9,692
and Secretary              1992   $278,555   $  295,114             --               --                --

- - - ---------------
(a) During fiscal 1990, Loral employees holding stock options were offered an opportunity to receive a cash bonus of $5.00 per share for certain specified option shares with exercise prices under $30 per share. The bonus was payable in three annual installments for fiscal 1990 through fiscal 1992. In order to receive the bonus, the employee had to remain in Loral's employ, agree to extend the vesting period of the remainder of his options by two years and convert all options to non-qualified options rather than incentive stock options. For the year ended March 31, 1992 the payments were $583,333 for Mr. Schwartz, $117,500 for Mr. Lanza, $82,000 for Mr. DeBlasio, $90,000 for Mr. LaPenta, and $53,500 for Mr. Targoff.

(b) Value of shares awarded under the Restricted Stock Purchase Plan. Shares awarded under the plan vest and become freely transferable in accordance with a formula based upon Loral earnings. The total number of shares vesting under the plan each year is equal to 3% of the Company's pre-tax profit divided by the grant value (currently $105 per share) of restricted shares outstanding. Any shares not earned at the earlier of completion of the seventh year or termination of employment will be forfeited. Dividends are paid on the restricted shares awarded. As of March 31, 1994, the number and value of restricted stock holdings, respectively, were 48,438 shares and $1,810,370 for Mr. Lanza, 20,369 shares and $761,291 for each of Mr. DeBlasio, Mr. LaPenta and Mr. Targoff.

(c) Securities underlying stock options have been adjusted to reflect a two-for-one stock split distributed on October 7, 1993.

(d) Includes annual Board of Directors fee in 1994 and 1993 of $25,000 for Mr. Schwartz and Mr. Lanza, company matching contributions of $3,598 in 1994 and $3,722 in 1993 to the Savings Plan for Mr. DeBlasio, Mr. LaPenta and Mr. Targoff and the value of supplemental life insurance programs attributable to 1994 and 1993 in the amounts of $72,399 and $61,266 for Mr. Schwartz, $1,787 and $1,562 for Mr. DeBlasio, $5,022 and $4,159 for Mr. LaPenta, and $7,160 and $5,970 for Mr. Targoff, respectively.

                                            FISCAL YEAR 1994
                               OPTION EXERCISES AND YEAR-END VALUE TABLE

                         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                         YEAR-END OPTION VALUES
                                                                                               VALUE OF
                                                                                              UNEXERCISED
                                                           SECURITIES UNDERLYING             IN-THE-MONEY
                             NUMBER OF                      UNEXERCISED OPTIONS               OPTIONS AT
                              SHARES                            AT YEAR-END                   YEAR-END(A)
                            ACQUIRED ON      VALUE      ---------------------------   ---------------------------
           NAME              EXERCISE     REALIZED(A)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   -----------   -----------   -------------   -----------   -------------
Bernard L. Schwartz.......         --             --      800,000        200,000      $18,525,000             --
Frank C. Lanza............     25,000      $ 354,658      241,710        224,290      $ 6,624,525    $ 5,329,850
Michael P. DeBlasio.......         --             --       14,714        108,858      $   414,010    $ 2,600,220
Robert V. LaPenta.........     18,998      $ 466,107           --        121,722               --    $ 2,973,276
Michael B. Targoff........     26,714      $ 768,832           --        133,858               --    $ 3,367,220

- - - ---------------
(a) Market value of underlying securities at exercise date or year-end, as the case may be, minus the exercise price.

                                              FISCAL YEAR 1994
                                             OPTION GRANTS TABLE

                                      OPTION GRANTS IN LAST FISCAL YEAR

                                           % OF TOTAL                     MARKET
                                            OPTIONS        EXERCISE      PRICE ON                     GRANT
                            NUMBER OF      GRANTED TO       OR BASE        DATE                       DATE
                             OPTIONS       EMPLOYEES         PRICE       OF GRANT     EXPIRATION     PRESENT
           NAME              GRANTED     IN FISCAL YEAR   (PER SHARE)   (PER SHARE)      DATE       VALUE(C)
           ----             ---------    --------------   -----------   -----------   ----------   -----------
Bernard L. Schwartz.......   400,000(a)       21.11%       $ 21.5000     $ 31.5000     8/09/2003   $ 6,128,000
Bernard L. Schwartz.......   200,000(a)       10.55%       $ 37.6250     $ 37.6250     1/25/2004   $ 2,958,000
Frank C. Lanza............   150,000(b)        7.92%       $ 15.8125     $ 25.8125     5/18/2003   $ 1,884,000
Michael P. DeBlasio.......    70,000(b)        3.69%       $ 15.8125     $ 25.8125     5/18/2003   $   879,200
Robert V. LaPenta.........    70,000(b)        3.69%       $ 15.8125     $ 25.8125     5/18/2003   $   879,200
Michael B. Targoff........    70,000(b)        3.69%       $ 15.8125     $ 25.8125     5/18/2003   $   879,200

- - - ---------------
(a) The option is exercisable in full but shares acquired are subject to vesting restrictions which lapse over a four and one-half year period.

(b) Exercisability vests over a six year period.

(c) The Company used the Black-Scholes model of option valuation to determine grant date present value. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The present value calculation is based on a ten-year option term, a risk-free interest rate assumption of 5.75%, historic stock price average volatility of 25% over a ten-year period and the Company's current dividend rate of $.56 per share. However, there were no adjustments made for non-transferability or risk of forfeiture. The actual value realized, if any, will depend on the amount by which the stock price at the time of exercise exceeds the exercise price. There is no assurance that the amount estimated by the Black-Scholes model will be realized.

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

     The Company has an employment agreement with Bernard L. Schwartz, which expires on March 31, 1995. The agreement has been extended effective April 1, 1995 for a five year term expiring March 31, 2000. The extended agreement is identical to the current agreement except as respects the incentive bonus provisions. Under the extended agreement, Mr. Schwartz will receive 3% of the increase over 9 1/4% in the Company's shareholders' equity as adjusted for stock issuances, other non-operating charges or credits and before dividends. The existing agreement has a lower threshold rate of 8 1/4% growth in shareholders' equity before the 3% incentive compensation is triggered. The extended agreement also includes a cap on maximum annual incentive compensation of $9 million, adjusted for inflation.

     The extended agreement will not be fully effective unless Stockholders approve Proposal 2. If Proposal 2 is not approved, the Company and Mr. Schwartz will seek to negotiate alternative employment provisions. If Proposal 2 is approved, Mr. Schwartz' fiscal 1995 incentive compensation, the last year under the existing contract, will be subject to the $9 million cap and the 9 1/4% rather than 8 1/4% threshold rate for growth in shareholders' equity. Hereinafter, the existing agreement and the extended agreement are referred to as the "Employment Agreements."

     Pursuant to the Employment Agreements, Mr. Schwartz' annual base salary was $884,000 for fiscal 1994, and will be increased annually by the percentage change in a consumer price index. In accordance with the incentive bonus provisions, Mr. Schwartz received fiscal 1994 incentive compensation of $3,495,470.

     Pursuant to the Employment Agreements, if Mr. Schwartz is removed as Chairman of the Board of Directors or as Chief Executive Officer other than for cause, or if his duties, authorities or responsibilities are diminished, or if there is a change in control (as defined to encompass the Company becoming a subsidiary of another company, the acquisition of 35% or more of the voting securities of the Company by a particular stockholder or group, or a change in 35% of the Company's Directors at the insistence of the shareholder group), Mr. Schwartz may elect to terminate the contract. In any such event, or upon his death or disability, Mr. Schwartz will be entitled to receive a lump sum payment discounted at 9% per annum, in an amount equal to his base salary as adjusted for consumer price index changes for the remainder of the term, an amount of incentive compensation equal to the highest received by Mr. Schwartz in any of the prior three years, times the number of years (including partial fiscal years) remaining during the term, and an amount calculated to approximate the annual compensation element reflected in the difference between fair market value and exercise price of stock options granted to Mr. Schwartz. All such sums are further increased to offset any tax due by Mr. Schwartz under the excise tax and related provisions of Section 4999 of the Code but subject to a cap equal to 200% of any such tax.

     The Company has an employment agreement with Frank C. Lanza for a five year term expiring March 31, 1997. Pursuant to the agreement, Mr. Lanza's annual base salary was $617,500 for fiscal 1994, to be increased annually by the percentage change in a consumer price index. Under the agreement, Mr. Lanza is entitled to annual incentive compensation under the growth in shareholders' equity formula applicable under Mr. Schwartz' Employment Agreements, but at 1 1/2% of the increase over the 8 1/4% threshold through fiscal 1994 and as a result of a recent amendment, 9 1/4% thereafter, subject to Stockholder approval of Proposal
2. As a result, Mr. Lanza received fiscal 1994 incentive compensation of $1,747,735. If Mr. Lanza becomes disabled, he will receive 50% of his salary for the remainder of the term.

     The Company has established Supplemental Life Insurance Programs for certain key employees including the executives listed in the Summary Compensation Table. For Messrs. Schwartz, Lanza, DeBlasio, LaPenta and Targoff, the Plans are funded with "Split-Dollar" insurance policies in the face amounts of $20,500,000, $1,000,000, $1,060,000, $1,200,000 and $1,450,000 respectively.
In the event of death, the

Company will be entitled to receive an amount not less than the Company's cumulative contributions. If any of such officers terminates his employment prior to the time that the Company's contributions equal the cash value of the insurance policy, he will be responsible for repayment of the remainder of the Company's contribution to the extent cash becomes available in the policy. Such officers contribute to the payment for this program.

PENSION PLANS

     The individuals named in the Summary Compensation Table participate in a pension plan that generally provides an annual benefit for each year of membership for the first 14 years of Loral service, of 1.2% of such remuneration up to the Social Security Wage Base and 1.45% of such remuneration in excess of that Base, and for 15 or more years of Loral service, 1.5% of such remuneration up to the Social Security Wage Base and 1.75% of such remuneration in excess of that Base, all subject to certain vesting and other requirements. Remuneration covered by the plan primarily includes salary and bonus. Annual compensation for pension accruals since December 31, 1988 has been limited by Federal tax law. In 1993, the applicable limit was $235,840. Effective January 1, 1994, the limit is $150,000. This amount is subject to cost of living adjustments.

     Estimated annual benefits upon retirement for Messrs. Schwartz and Lanza approximate the $118,800 current maximum permitted under the Employee Retirement Income Security Act. Estimated annual benefits upon retirement for Messrs. DeBlasio, LaPenta and Targoff are $96,674, $107,585 and $84,659, respectively. The retirement benefits have been computed assuming that (i) employment will be continued until normal retirement as defined by the Social Security Administration, or until the expiration of current employment agreements, if later; and (ii) current levels of creditable compensation, the Social Security Wage Base and the Federal tax law compensation limit will continue without increases or adjustments throughout the remainder of the computation period.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Bernard L. Schwartz is Chairman, Chief Executive Officer, 35% owner and controlling shareholder of K&F Industries, Inc. ("K&F"), which acquired the Company's Aircraft Braking and Engineered Fabrics businesses in April 1989. Certain other NEOs are directors of K&F's operating subsidiaries. Mr. Schwartz and the other NEOs receive compensation from K&F for rendering advisory services to K&F. Such compensation is not included in the Summary Compensation Table but is considered by the Compensation Committee regarding compensation from Loral. In connection with the sale, K&F issued to the Company a $30 million 14.75% paid-in-kind Subordinated Convertible Debenture due 2004, which is convertible into 15% of K&F's common stock. Pursuant to agreements between the Company and K&F, the parties provide services to each other and share certain expenses relating to a production program, real property occupancy, benefits administration, treasury, accounting and legal services. The related charges agreed upon by the parties were established to reimburse each party for the actual cost incurred without profit or fee. The Company believes that the arrangements with K&F are as favorable as could have been obtained from an unaffiliated third party. The Company's billings to and from K&F in fiscal 1994 were $2,995,000 and $2,743,000, respectively. The Company's sales to K&F in fiscal 1994 were $6,785,000.

     Robert B. Hodes, a Director and a member of the Executive, Audit, Pension Advisory, and Compensation Committees, is a partner in the law firm of Willkie Farr & Gallagher, which is general counsel to the Company. For the fiscal year ended March 31, 1994, the Company paid fees and disbursements in the amount of $187,000 for corporate communications consultations to Kekst & Company, Inc., of which company Gershon Kekst, a Director and member of the Executive, Nominating and Compensation Committees, is

President and the principal stockholder. Kekst & Company, Inc. continues to render such services to the Company.

     In 1991, the Company made a $100,000 loan to Lawrence H. Schwartz, a Vice President of the Company, in connection with a home purchase. The loan, which bore interest at 7%, was repaid during the year.

PROPOSAL 2.  APPROVAL OF INCENTIVE COMPENSATION PLAN FOR SENIOR EXECUTIVES.

     Stockholders are being asked to approve the Loral Corporation Incentive Compensation Plan for Senior Executives. This Annual Bonus Plan was adopted by the Compensation Committee on June 23, 1994, subject to approval of this proposal by Stockholders. Stockholder approval is necessary to permit annual incentive compensation payable to Messrs. Schwartz, Lanza and such other NEOs as may be designated by the Compensation Committee as participants, to qualify as "performance-based compensation" and be deductible by the Company under Section 162(m) of the Code. See "Report of the Compensation Committee on Executive Compensation -- Limitations on Federal Tax Deduction."

     The following general description of the Annual Bonus Plan is qualified in its entirety by reference to the text of such Plan, which is filed with the Securities and Exchange Commission as an exhibit to this Proxy Statement.

     The Annual Bonus Plan will be administered by the Compensation Committee. In addition to NEOs, participants may include any other senior officers of the Company designated by the Compensation Committee. The Company estimates that there are approximately 20 employees who are potentially eligible to participate in the Annual Bonus Plan.

     The Annual Bonus Plan authorizes the Compensation Committee to set such performance targets as are appropriate relating to one or more of the following: revenues, earnings per share, profit before or after taxes, net income, or operating income; return on or growth in shareholders' equity; return on assets, capital or investment; stock price performance; attainment of expense reduction levels; and implementation or completion of critical projects. The goals established by the Committee can be different each year and different goals may be set for different participants. Except as otherwise permitted by final regulations interpreting Section 162(m), the goals must be established no later than 90 days after the commencement of the fiscal year to which the bonus relates.

     The Committee may permit participants to elect that up to 100% of their annual bonus, which would otherwise be paid in cash, be deferred and used to fund acquisitions of restricted Common Stock awarded in accordance with the incentive stock purchase provisions of the 1994 Stock Plan described in Proposal 3, if such Proposal is approved by Stockholders. In order to satisfy the Section 162(m) requirements, any such deferral election must be made no later than 90 days after the commencement of the performance period to which the bonus relates. The Plan caps the maximum annual incentive compensation element for any participant at $9 million, including the fair market value of any Common Stock awarded under the incentive stock purchase provisions of the 1994 Stock Plan. This limit would be adjustable according to changes in the Consumer Price Index. Unless the Compensation Committee certifies that the applicable performance targets are attained, no bonuses will be paid pursuant to the Annual Bonus Plan.

     No shares of Common Stock will be issued under the Annual Bonus Plan. To the extent that a participant's annual bonus is deferred and applied to the acquisition of restricted Common Stock, such stock will be issued under and subject to the terms and conditions of the 1994 Stock Plan. No bonus may be paid under the Annual Bonus Plan with respect to any fiscal year commencing after March 31, 1999, unless it would otherwise be deductible under Code Section 162(m). The Compensation Committee may amend or terminate the Annual Bonus Plan in its discretion. However, no amendment shall be effective if it would require Stockholder approval for the Plan to continue to comply with Code Section 162(m), unless it receives the requisite Stockholder approval.

     Subject to obtaining Stockholder approval, the Compensation Committee has selected Messrs. Schwartz and Lanza as participants in the Annual Bonus Plan and, pursuant to modified employment agreements, has provisionally established a performance threshold that requires a 9 1/4% increase in shareholders' equity, as defined, before bonuses can be paid. See "Employment Agreements And Other Arrangements."

     If Stockholder approval of the Annual Bonus Plan is obtained, the modifications to Messrs. Schwartz and Lanza's existing employment agreements will be effective and also the threshold rate will be increased from 8 1/4% to 9 1/4% for purposes of determining the incentive bonus payable for Loral's current fiscal 1995. If Stockholder approval of the Plan is not obtained, the provisions of the modified employment agreements not related to incentive compensation will remain in force, including provisions which obligate the Company and the executives to renegotiate in good faith the terms of incentive bonus arrangements that will apply. If mutually satisfactory agreements for incentive compensation arrangements are not reached, the executives may terminate their modified employment agreements. Whether any negotiated incentive compensation arrangements would result in more or less annual compensation or whether such compensation would be tax deductible by Loral is not determinable.

     APPROVAL OF PROPOSAL 2 WILL REQUIRE THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AND VOTING AT THE MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THIS PROPOSAL.

PROPOSAL 3.  APPROVAL OF 1994 STOCK OPTION AND INCENTIVE STOCK PURCHASE PLAN.

     Stockholders are being asked to consider and approve the 1994 Stock Option and Incentive Stock Purchase Plan. This 1994 Stock Plan was adopted by the Compensation Committee on June 23, 1994, subject to approval of this proposal by Stockholders. The 1994 Stock Plan is being propounded rather than adopting a new Stock Option Plan or a new Restricted Stock Purchase Plan. Stockholder approval is necessary to (i) effectuate stock options granted, subject to Stockholder approval of the 1994 Stock Plan, primarily to new employees who joined the company as part of the IBM Federal Systems Company acquisition and certain other employees (but not to NEOs); (ii) permit further stock options to be granted to employees from time to time as has been the Company's practice; and (iii) permit new incentive stock purchase awards to be granted to eligible employees.

     It is also necessary to permit stock options and incentive stock purchase awards which may be granted to participants who are NEOs to qualify as "performance-based compensation" and be deductible by the Company when paid under Section 162(m) of the Code. See "Report of the Compensation Committee on Executive Compensation -- Limitations on Federal Tax Deduction." Approval is also required to comply with Rule 16b-3(b)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     The following general description of the 1994 Stock Plan is qualified in its entirety by reference to the text of such Plan, which is filed with the Securities and Exchange Commission as an exhibit to this Proxy Statement.

     PURPOSE. The purposes of the 1994 Stock Plan are to attract and retain highly-qualified executives, to align executive and Stockholder long-term interests by creating a direct link between executive compensation and Stockholder return, to enable executives to develop and maintain a substantial stock ownership position in Loral and to provide incentives to such executives to contribute to the success of the Company.

     ADMINISTRATION. The 1994 Stock Plan will be administered by the Compensation Committee, which is a disinterested committee comprised solely of non-employee Directors who are not eligible to participate. The Committee selects the participants, determines the number and duration of the options to be granted and the terms and conditions of option agreements and sets limitations on the extent to which a participant's earned annual bonus may be deferred and applied to the funding of restricted stock. The Committee may establish performance or other conditions which must be satisfied for options to become exercisable or for incentive stock purchase awards to vest. The Committee may also provide for accelerated vesting of options and incentive stock purchase awards upon certain prescribed events, or in its discretion.

     PARTICIPATION. In addition to the NEOs, participants may include all other senior officers of the Company, all group and divisional officers and such other key employees of the Company and its operating subsidiaries as are designated by the Compensation Committee. Non-employee Directors are not eligible to participate. The Company estimates that there are approximately 2,000 employees who are potential participants in the 1994 Stock Plan.

     TYPES OF AWARDS. Awards granted under the 1994 Stock Plan may be "incentive stock options" ("ISOs"), within the meaning of Section 422 of the Code, nonqualified stock options ("NQSOs"), or incentive stock purchase awards. All options and incentive stock purchase awards relate to Loral Common Stock. A stock option may carry with it a grant of a Limited Right.

     STOCK OPTIONS. No option may be granted with an exercise price that is less than the fair market value of the Company's Common Stock on the date of grant. Unless otherwise provided in the option agreement, all options will have a term of ten years, and the option exercise price must be paid in cash or in shares of Common Stock having a fair market value equal to the option exercise price. The maximum number of shares of Common Stock with respect to which options may be granted to any participant during one fiscal year is 300,000.

     LIMITED RIGHTS. The Compensation Committee may award a Limited Right to any holder of a stock option. The Committee may provide that Limited Rights will be automatically exercised upon a Change in Control of the Company (as defined in the 1994 Stock Plan), upon certain events constituting a Change in Control, or alternatively, that Limited Rights may be exercised only during the thirty-day period beginning on the first day following a Change in Control. Upon the exercise of a Limited Right, the holder shall receive cash equal to the excess over the related option exercise price of the higher of (i) highest gross price paid or to be paid for a share of Common Stock involved in the Change in Control, or (ii) the highest reported closing sales price of a share of the Common Stock on the New York Stock Exchange, in each case during the 60-day period before the date on which the Limited Right is exercised. Each Limited Right shall be exercisable only to the same extent that the related option is exercisable and in no event after termination of the related option. In no event shall a Limited Right be exercised by an optionee who is subject to Section 16(b) of the Exchange Act during the first six months after the granting of a Limited Right or the effective date of the 1994 Stock Plan, whichever is later. Upon the exercise of a Limited Right, the related option shall be considered to have been exercised to the same extent. Upon exercise or termination of the related option, the Limited Right with respect to such option shall be considered to have been exercised or terminated.

     INCENTIVE STOCK PURCHASE AWARDS. The Compensation Committee may permit participants in the 1994 Stock Plan to elect that up to 100% of their annual bonus which would otherwise be paid in cash, either under the Annual Bonus Plan or under any other Company bonus plan, be deferred into a Restricted Stock Purchase Account which will be used to fund acquisitions of Common Stock, subject to such maximums as the

Committee may establish from time to time. For fiscal 1995, the Committee has established an individual maximum of 15,000 shares. Neither Mr. Schwartz nor Mr. Lanza will receive any award for fiscal 1995. While the Compensation Committee retains discretion to provide otherwise, as a general rule for existing employees, no acquisition opportunities will be provided unless the conditions for payment of a participant's bonus have been satisfied. To the extent a participant fails to make a proper election for deferral of bonus, the Compensation Committee would be authorized to permit after-tax acquisitions of restricted Common Stock, on the same basis as shares could have been purchased with the participant's deferred bonus, but only up to the number of shares that could have been awarded had a proper deferral election been made with respect to the maximum percentage of bonus eligible for deferral for that year.

     The 1994 Stock Plan caps the maximum value of Common Stock that may be awarded to any participant in connection with incentive stock purchase awards for any year at $9 million. This limit will be adjusted for changes in a consumer price index. Any after-tax acquisitions of Common Stock would require funding of the participant's Restricted Stock Purchase Account no later than the regular bonus payment date. Any election to acquire restricted Common Stock by a person who is subject to the reporting and short-swing profit provisions under
Section 16(b) of the Exchange Act must be made at least six months prior to the day the amount of the participant's annual incentive bonus is finally determined by the Compensation Committee.

     If a proper deferral election is made, a certificate representing up to 1.5 times the number of shares of Common Stock that could have been purchased with the portion of the participant's bonus that was deferred, had it instead been paid in cash, will be registered in the participant's name but deposited with the Company along with a stock power endorsed in blank. Subject to transfer restrictions, the participant will have the rights of an owner, including the right to receive dividends and the right to vote.

     Shares of restricted Common Stock will be subject to vesting provisions and are subject to forfeiture until fully vested. Vesting will be at the rate of 25% per year commencing upon the second anniversary of the date the shares are granted. The Compensation Committee may establish specified performance conditions that, if attained, will result in accelerated vesting. Permissible performance targets may relate to one or more of the following: revenues, earnings per share, profit before or after taxes, net income, or operating income; return on or growth in shareholders' equity; return on assets, capital or investment; stock price performance; attainment of expense reduction levels; and implementation or completion of critical projects. The goals established by the Committee can be different each year and different goals may be set for different participants.

     If a participant voluntarily leaves the Company's employ prior to the expiration of the vesting period, other than due to death or disability (which may result in accelerated vesting), or if his employment is terminated by the Company, all non-vested shares of restricted Common Stock are forfeited and the remaining balance in a participant's Restricted Stock Purchase Account will be returned to the participant, in an amount equal to the lower of the original cost, or the then market value, of the shares to which the bonus relates.

     SHARES SUBJECT TO THE 1994 STOCK PLAN. The Company has reserved 5.5 million shares of Common Stock for issuance under the 1994 Stock Plan, of which no more than 1.5 million will be available for incentive stock purchases. Shares issued under the 1994 Stock Plan may be either authorized and unissued shares or shares which have been reacquired by the Company. In the event that any option expires or lapses prior to exercise or in the event that any shares of restricted Common Stock subject to incentive stock purchase awards are forfeited, the shares to which such option or incentive stock purchase award relates will again be available for purchase and issuance under the 1994 Stock Plan to the extent permitted by Rule 16b-3 under the Exchange Act.

     CHANGE IN CONTROL. The 1994 Stock Plan provides for automatic acceleration of vesting of all options and restricted Common Stock awarded pursuant to the incentive stock purchase provisions of the Plan upon a Change in Control, as defined in the Plan. A Change in Control is generally deemed to occur upon (i) the acquisition by any person or group of persons of beneficial ownership of 35% or more of the combined voting power of the Company's outstanding voting securities, (ii) the first purchase under a tender offer or exchange offer pursuant to which shares of Common Stock have been purchased or (iii) the election, during any period of 24 months, or less, of 35%, or more, of the members of the Board of Directors, without the approval of Continuing Members, as defined in the 1994 Stock Plan, as constituted at the beginning of such period. In certain instances where the Change in Control transaction is approved in advance by Continuing Members and the rights of optionees are preserved by the surviving corporation, no acceleration of vesting will result.

     MARKET VALUE. The closing market price of a share of Common Stock on June 23, 1994 was $36.

     FEDERAL TAX CONSEQUENCES. Set forth below is a brief description of the Company's understanding of the Federal income tax consequences applicable to NQSOs, ISOs and incentive stock purchase awards granted under the 1994 Stock Plan. The summary is not intended to constitute tax advice and does not address possible state, local or foreign tax consequences.

     NQSOS. No income is realized by the optionee at the time a NQSO is granted. Generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the optionee's employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements. A participant's tax basis in Common Stock is equal to the amount paid for such stock plus the amount includible in income with respect to such stock. At sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

     ISOS. No taxable income is realized by the optionee upon the grant or exercise of an ISO. If Common Stock is issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon sale of such shares, any gain or loss realized is treated as a long-term capital gain or loss and (2) no deduction will be allowed to the optionee's employer for Federal income tax purposes.

     If the Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (2) the optionee's employer will be entitled to deduct such amount for Federal income tax purposes. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss) as the case may be and will not result in any deduction by the employer.

     Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following termination of employment, the exercise of the option will generally be taxed as the exercise of a NQSO.

     The exercise of an ISO will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee, unless the optionee engages, within the same year of exercise, in a disqualifying disposition of the shares received upon exercise. Each optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his alternative minimum tax liability or his "regular" income tax liability. As a result, a taxpayer has to determine his potential liability under the alternative minimum tax.

     In general, for purposes of the alternative minimum tax, the exercise of an ISO will be treated as if it were the exercise of a NQSO. As a result, the rules of Section 83 of the Code relating to transfers of property, including restricted property, will apply in determining the optionee's alternative minimum taxable income. Consequently, an optionee exercising an ISO with respect to Common Stock will have income, for purposes of determining the base for the application of the alternative minimum tax, in an amount equal to the spread between the option price for the shares and the fair market value of the shares on the date of exercise.

     INCENTIVE STOCK PURCHASE AWARDS. No income tax will result to a participant upon the receipt of shares of restricted Common Stock. A participant generally realizes as ordinary income the fair market value of the restricted Common Stock (less any amounts paid for such stock, except pre-tax amounts) at the earlier of the time such restricted Common Stock is either transferable or no longer subject to a substantial risk of forfeiture ("Forfeiture Period") within the meaning of Section 83 of the Code (including, in the case of a person subject to Section 16(b) of the Exchange Act, any period during which such person would be subject to potential liability). Upon the expiration of the Forfeiture Period, a participant's tax basis in the Common Stock is equal to any after-tax amount paid for such stock plus the amount includible in income with respect to such stock. With respect to the sale of Common Stock after the expiration of the Forfeiture Period, any gain or loss would generally be treated as long-term or short-term, depending on the holding period. The holding period for capital gains treatment would begin when the Forfeiture Period expires. The Company generally would be entitled to a deduction in the amount of a participant's income at the time such income is includible as described above, provided that applicable Federal income tax withholding requirements are satisfied (subject to possible limitations on deductibility under Section 162(m) of the Code of compensation paid to executives designated in that Section). Dividends paid to a participant on restricted Common Stock prior to vesting are taxable compensation in the year received.

     APPROVAL OF PROPOSAL 3 WILL REQUIRE THE AFFIRMATIVE VOTE IN PERSON OR BY PROXY OF THE HOLDERS OF A MAJORITY OF ALL OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THIS PROPOSAL.

                               NEW PLAN BENEFITS

     Set forth below is a tabular presentation of the benefits and amounts that will be received by or allocated to each of the indicated persons under each of the new employee benefits plans.

                                                   LORAL CORPORATION          LORAL CORPORATION 1994
                                                INCENTIVE COMPENSATION           STOCK OPTION AND
                                                    PLAN FOR SENIOR              INCENTIVE STOCK
                                                     EXECUTIVES(1)               PURCHASE PLAN(2)
                                              ---------------------------     ----------------------
                                                DOLLAR          NUMBER OF      DOLLAR      NUMBER OF
              NAME AND PARTIES                 VALUE($)           UNITS       VALUE($)       UNITS
- - - --------------------------------------------  -----------       ---------     --------     ---------
Bernard L. Schwartz.........................  $ 3,139,130          N/A           --           --
Frank C. Lanza..............................  $ 1,569,565          N/A           --           --
Michael P. DeBlasio.........................           --          N/A           --           --
Robert V. LaPenta...........................           --          N/A           --           --
Michael B. Targoff..........................           --          N/A           --           --
Executive Officer Group.....................           --          N/A           --           --
Non-Employee Director Group.................            *            *            *            *
All Employees as a Group....................           --          N/A           --             (3)

- - - ---------------
 *  Not eligible for participation

(1) Because the amount of benefits to be received by each participant in the Annual Bonus Plan depends upon the attainment of performance goals, it is not possible to determine what amounts will be paid in the future under this Plan. For a description of the performance goals which have been established for Messrs. Schwartz and Lanza for fiscal 1995, see Proposal 2-Approval of Incentive Compensation Plan for Senior Executives. The amounts in the Dollar Value column represent the bonus compensation that would have been paid to Messrs. Schwartz and Lanza for the Company's last fiscal year if the performance goals selected for fiscal 1995 had been in place at such time, assuming no part of the bonus was deferred toward the purchase of restricted Common Stock in accordance with the provisions of the 1994 Stock Plan.

(2) Because the amount of benefits to be received by each participant in the 1994 Stock Plan depends on the attainment of performance goals, and upon the participant's election to take advantage of the opportunity to acquire shares of restricted Common Stock through deferral of payment of part of his annual bonus, and upon the discretionary authority of the Compensation Committee to grant options or incentive stock purchase awards, it is not possible to determine the number of shares that will be granted or awarded under this plan during fiscal 1995.

(3) The Compensation Committee has granted options on 352,300 shares, primarily to employees of the Company's Federal Systems subsidiary. All such options are conditioned upon Stockholder approval of Proposal 3.

PROPOSAL 4.  RATIFICATION OF ELECTION OF INDEPENDENT AUDITORS OF LORAL.

     The Board of Directors has selected Coopers & Lybrand, certified public accountants, as the independent auditors of the Company for the fiscal year ending March 31, 1995.

     Coopers & Lybrand has advised the Company that it has no direct or indirect financial interest in the Company or any of its subsidiaries, and that it has had, during the last three years, no connection with the Company or any of its subsidiaries other than as independent auditors and related activities. Coopers & Lybrand will have a representative present at the meeting who will have an opportunity to make a statement if he or she so desires and to respond to appropriate questions.

     During fiscal 1994, Coopers & Lybrand provided services consisting of the audit of the annual consolidated financial statements of the Company and its subsidiaries and of retirement and other employee benefit plans, consultations with respect to the Company's quarterly consolidated financial statements, reports and registration statements filed with the Securities and Exchange Commission and general consultations on accounting, taxes, benefit plans, acquisitions, government compliance and related matters.

     IF THE STOCKHOLDERS, BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AND VOTING AT THE MEETING DO NOT RATIFY THE SELECTION OF COOPERS & LYBRAND, THE SELECTION OF INDEPENDENT AUDITORS WILL BE RECONSIDERED BY THE BOARD.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THIS PROPOSAL.

                         LORAL STOCKHOLDERS' PROPOSALS

     Proposals of the Company's Stockholders intended to be presented at the 1995 Annual Meeting of the Company must be received by the Company at 600 Third Avenue, New York, New York 10016, Attention: Secretary, no later than February 24, 1995.

                 OTHER ACTION AT MEETING AND VOTING OF PROXIES

     Management does not know of any matters to come before the Annual Meeting other than those herein set forth. However, the enclosed Proxy confers discretionary authority upon the proxy holders named therein to vote and act in accordance with their best judgement with regard to any other matters which should come before the meeting or any adjournment thereof. Upon receipt of such Proxy (in the form enclosed and properly signed) in time for voting, the shares represented thereby will be voted as indicated thereon or, if no direction is indicated, will be voted FOR the election of Directors and FOR any Proposal.

                                    By Order of the Board of Directors


                                    Michael B. Targoff
                                    Secretary

Date: June 27, 1994

                              LORAL CORPORATION
             PROXY--ANNUAL MEETING OF STOCKHOLDERS, JULY 26, 1994

BERNARD L. SCHWARTZ, MICHAEL B. TARGOFF and ROBERT B. HODES, and each of them, are hereby appointed the proxies of the undersigned, with full power of substitution on behalf of the undersigned to vote, as designated below, all the shares of the undersigned at the Annual Meeting of Stockholders of LORAL CORPORATION, to be held in the Third Floor Auditorium, Chemical Banking Corporation headquarters, 270 Park Avenue, New York, N.Y. on July 26, 1994, at 2:00 o'clock P.M. and at all adjournments thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1.  ELECTION OF ONE CLASS II and FOUR CLASS III DIRECTORS--Nominees:               Class II:  C. Lazarus;
    Class III:  B.L. Schwartz, M.A. Ruderman, E.D. Shapiro, T.J. Stanton, Jr.

/ / VOTE FOR all nominees except those written below       / / WITHHOLD AUTHORITY to vote for all nominees

Instruction:     To withhold to vote for any nominee write that nominee's name on the line below:

- - - --------------------------------------------------------------------------------

2. Proposal to approve the Company's Incentive Compensation Plan for Senior Executives;
                  FOR  / /     AGAINST   / /       ABSTAIN   / /

3. Proposal to approve the Company's 1994 Stock Option and Incentive Stock Purchase Plan;
                  FOR  / /     AGAINST   / /       ABSTAIN   / /

4. Proposal to ratify the selection of COOPERS & LYBRAND as independent auditors for the Company for its fiscal year ending March 31, 1995
                  FOR  / /     AGAINST   / /       ABSTAIN   / /

5. In their discretion, upon such other matters as may properly come before the meeting
                  FOR  / /     AGAINST   / /       ABSTAIN   / /

                                                       (Continued on other side)

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder. If no direction is indicated, this Proxy will be voted FOR the election of all nominees listed hereon and FOR Proposals 2 through 5.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                           The undersigned hereby acknowledges
                                           receipt of the Notice of Annual
                                           Meeting and accompanying Proxy
                                           Statement.

                                           Dated:                       , 1994
                                                 -----------------------

                                           -----------------------------------

                                           -----------------------------------
                                               (Signature of Stockholder)

                                           (Please sign exactly as name or
                                           names appear hereon. When signing
                                           as attorney, executor, administrator,
                                           trustee or guardian, please give
                                           your full title as such; if by a
                                           corporation, by an authorized
                                           officer; if by a partnership, in
                                           partnership name by an authorized
                                           person. For joint owners, all co-
                                           owners must sign.)

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED.

                               LORAL CORPORATION

              1994 STOCK OPTION AND INCENTIVE STOCK PURCHASE PLAN


                                   ARTICLE I

                                    PURPOSE


                 The purposes of the 1994 Stock Option and Incentive Stock Purchase Plan (the "Plan") are (i) to attract and retain highly-qualified executives, (ii) to align executive and stockholder long-term interests by creating a direct link between executive compensation and stockholder return,
(iii) to enable executives of Loral Corporation (the "Company") to develop and maintain a substantial stock ownership position in the Company and (iv) to provide incentives to such executives to contribute to the success of the Company's businesses. To achieve these objectives, the Plan provides for the granting of "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Options"), nonqualified stock options ("Nonqualified Options") (collectively "Options"), Limited Rights, as defined below, and for the awarding of shares of restricted common stock of the Company ("Incentive Stock Awards") pursuant to the Company's incentive stock purchase program ("Incentive Stock Purchase Program").

                 The term "Company," when used in the Plan with reference to eligibility and employment, shall include the Company and its subsidiaries. The word "subsidiary," when used in the Plan, shall mean any subsidiary of the Company within the meaning of Section 424(f) of the Code.


                                   ARTICLE II

                                 ADMINISTRATION

                 The Plan shall be administered by a committee (the "Committee") selected by the Board of Directors of the Company (the "Board") from among its members, which shall consist of not less than three members, each of whom must be a "disinterested person" within the meaning of the rules promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and at least two of whom shall be "outside directors" within the meaning of Section 162(m) of the Code; provided, however, that after the date on which Rule 16b-3(c)(2)(i) of the Exchange Act has become effective with respect to the Company, only two individuals shall be required to serve on the Committee. Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion: (a) to determine which of the eligible employees of the Company shall be granted Options and which may participate in the Incentive Stock Purchase Program; (b) to grant Options, Limited Rights and Incentive Stock Awards; (c) to determine the times when Options may be granted and the number of shares that may be purchased pursuant to such Options; (d) to determine the maximum amount that may permissibly be deferred pursuant to a Bonus Deferral Election, as defined below, the maximum number of shares of restricted stock that may be awarded, and the vesting period that will apply to such shares under the Incentive Stock Purchase Program, (e) to determine the exercise price of the shares subject to each Option, which price shall be not less than the minimum specified in Section 5.1; (f) to determine the time or times when each Option becomes exercisable, the duration of the exercise period and any other restrictions on the exercise of Options issued hereunder; (g) to prescribe the form or forms of the Option agreements under the Plan; (h) to set the vesting schedule for Incentive Stock Awards; (i) to determine the circumstances under which the time for exercising Options and the vesting of Incentive Stock Awards should be accelerated and to accelerate the time for exercising outstanding Options and the vesting of Incentive Stock Awards; (j) to determine whether and the extent to which Limited Rights may be granted; (k) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (l) to construe and interpret the Plan, the rules and regulations and the Option agreements under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan; provided, however, that with respect to those eligible employees who are not "officers" of the Company, within the meaning of
Section 16(b) of the Exchange Act, the Committee may delegate to any person or persons ("Subcommittee") all or any part of its authority as set forth in (a) through (l) above. All references in the Plan to the powers of a Subcommittee to act for the Committee shall be applicable only to the extent consistent with the foregoing provision and only to the extent consistent with the powers which have actually been delegated to it. All decisions, determinations and interpretations of the Committee, or Subcommittee, to the extent consistent with such delegation, shall be final and binding.


                                  ARTICLE III

                                     STOCK

                 The stock to be distributed under the Plan shall be shares of authorized but unissued common stock of the Company, par value $.25 per share, or previously issued shares of common stock reacquired by the Company (the "Stock"). Under the Plan, the maximum number of shares of Stock which may be issued or awarded shall be limited to 5,500,000 shares, of which not more than 1,500,000 may be distributed pursuant to Incentive Stock Awards, except as such number of shares shall be adjusted in accordance with the provisions of Article VIII hereof.
The maximum number of shares of Stock with respect to which Options may be granted to any one person during one fiscal year shall not exceed 300,000, except as such number of shares shall be adjusted in accordance with the provisions of Article VIII hereof.

                 The aggregate number of shares of Stock with respect to which Options may be granted under the Plan shall be decreased by the sum of (i) the number of shares with respect to which Options have been granted and are then outstanding, and (ii) the number of shares of Stock which have been awarded pursuant to Incentive Stock Awards. The aggregate number of shares of Stock that may be awarded pursuant to Incentive Stock Awards under the Plan shall be decreased by the sum of (i) the number of shares with respect to which Incentive Stock Awards have been made, and (ii) the excess of (A) the number of shares with respect to which Options have been granted (without having again become available for issuance pursuant to the following sentence), over (B) 4,000,000. In the event that any outstanding Option or Incentive Stock Award under the Plan for any reason expires, is terminated, forfeited or is cancelled prior to the expiration date of the Plan, the shares of Stock called for by the unexercised portion of such Option or unvested portion of such Incentive Stock Award may, to the extent permitted by Rule 16b-3 under the Exchange Act, again be subject to an Option or unvested portion of an Incentive Stock Award under the Plan, respectively.


                                   ARTICLE IV

                          ELIGIBILITY OF PARTICIPANTS

                 The Committee may designate any officer of the Company, and group or divisional officer and any other key employee of the Company as eligible to receive Options and to participate in the Incentive Stock Purchase Program under the Plan. Non- employee directors shall not be eligible to participate in the Plan.

                                   ARTICLE V

                                    OPTIONS

                 The Committee or Subcommittee may in its sole discretion grant Options to such officers, group or divisional officers, and such other key employees of the Company as it determines appropriate. Options shall be evidenced by Option agreements (which need not be identical) in such forms as the Committee may from time to time approve.

         Option agreements shall conform to the terms and conditions of the Plan. Such agreements may provide that the grant of any Option under the Plan or that Stock acquired pursuant to the exercise of any Option shall be subject to such other conditions (whether or not applicable to the Option or Stock received by any other optionee) as the Committee determines appropriate, including, without limitation, provisions conditioning exercise upon the occurrence of certain events or performance, provisions to assist the optionee in financing the purchase of Stock through the exercise of Options, provisions for forfeiture, or restrictions on resale or other disposition, of shares acquired under the Plan, provisions giving the Company the right to repurchase shares acquired under the Plan in the event the participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state income-tax withholding requirements. Options granted under this Plan which are intended to qualify as Incentive Options shall be specifically designated as such in the Option agreement.

5.1      OPTION PRICE

                 The exercise price for each Option granted under the Plan shall be determined by the Committee or Subcommittee; provided, however, that it shall not be less than the fair market value of the Stock on the date of grant. The fair market value shall be deemed for all purposes of the Plan to be the mean between the highest and lowest sale prices reported as having occurred on any Exchange with which the Stock may be listed and traded on the date chosen to determine such fair market value, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported. If the Stock is not listed on any Exchange but the Stock is quoted on the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, then the fair market value of the Stock shall be deemed to be the mean between the high and low price reported. If the Stock is not quoted on the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, then the fair market value of the Stock shall mean the amount determined by the Board to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service. In no event shall the Option exercise price be less than the par value per share of Stock on the date an Option is granted.

5.2      EXERCISE AND TERMS OF OPTIONS

                 The Committee or Subcommittee shall determine the dates after which Options may be exercised, in whole or in part, and may establish a vesting schedule that must be satisfied before shares acquired upon exercise of an Option may be transferable or no longer subject to forfeiture. If an Option is exercisable in installments, installments which are exercisable and not exercised shall remain exercisable.

                 Any other provision of the Plan to the contrary notwithstanding and subject to Section 5.4 in the case of Incentive Options, no Option shall be exercised after the date which is ten years from the date of grant of such Option (the "Termination Date").

                 If prior to the Termination Date, an optionee shall cease to be employed by the Company for any reason other than death, the Option may remain exercisable for a period not extending beyond the earlier of the Termination Date or the date that is 90 days after the date of cessation of employment to the extent the Option was exercisable at the time of cessation of employment; provided, however, that the Committee or Subcommittee may in its sole discretion provide in the Option agreement or otherwise resolve that the period during which the Option may be exercised shall be extended to any date not beyond the Termination Date.

                 In the event of the death of an optionee prior to the Termination Date and while employed by the Company or while entitled to exercise an Option pursuant to the preceding paragraph, the optionee's Options may remain exercisable until the earlier of the Termination Date or the date that is one year from the date of death, by the person or persons, to whom the optionee's rights under the Option pass by will or the applicable laws of descent and distribution to the extent that the optionee was entitled to exercise it on the date of death; provided, however, that the Committee or Subcommittee may in its sole discretion provide in the Option agreement that the period during which the Option may be exercised shall be extended to any date not beyond the Termination Date.

5.3      LIMITED RIGHTS

                 The Committee or Subcommittee, in its sole discretion, may provide in the Option agreement in connection with the grant of any Option that the optionee shall have a limited right ("Limited Right") which would allow the optionee to receive the value of the Option, as described below, upon a Change in Control as defined below. The Committee may provide that Limited Rights will automatically be exercised upon the occurrence of a Change in Control, or upon the occurrence of certain events constituting a Change in Control, or alternatively may provide that the Limited Rights may be exercised by the optionee upon the occurrence of a Change in Control or of certain events constituting a Change in Control.

                 Limited Rights or any applicable portion thereof granted with respect to a given Option shall terminate and cease to exist upon the termination of the related Option. Upon the exercise of an Option, the related Limited Right shall cease to exist to the extent of the shares of Stock with respect to which such Option is exercised. Limited Rights shall be transferable only at such time or times and to the extent that the underlying Option would be transferable.

                 Limited Rights that may be exercised at the discretion of the optionee may only be exercised within the 30-day period following a Change in Control; provided, however, that, subject to the foregoing, in the event that a Change in Control shall occur within six months of the grant of a Limited Right to an optionee who is subject to Section 16(b) of the Exchange Act, the 30- day exercise period for such optionee shall commence on the first day following such six-month period.

                 A Limited Right related to an Option shall be exercised by surrendering the applicable portion of the related Option to the extent that the related Option otherwise is exercisable. Upon such exercise and surrender, the optionee shall be entitled to receive in cash, in lieu of exercising his Option, an amount determined in the manner prescribed below.

                 Upon the exercise of a Limited Right related to an Option, an optionee shall be entitled to receive an amount in cash equal in value to the excess of (i) the Change in Control Price, as defined below, of a share of Stock over (ii) the exercise price specified in the related Option, such excess to be multiplied by the number of shares of Stock in respect of which the Limited Right shall have been exercised.

                 For purposes of Article VIII and this Section 5.3, the following definitions shall apply:

                 "Change in Control" shall mean the first to occur of the following:

                          a. The acquisition by any person (including a group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of the Company's then outstanding voting securities, without the approval of a majority of the Continuing Directors;

                          b. The first purchase under a tender offer or exchange offer, other than an offer by the Company, pursuant to which shares of Stock have been purchased, unless such tender offer or exchange offer is approved by a majority of the Continuing Directors; or

                          c. The election, including the filling of vacancies, during any period of 24 months or less, of 35% or more, of the members of the Board, without the approval of Continuing Directors, as constituted at the beginning of such period.

                 "Change in Control Price" shall mean the highest price per share of Stock paid in any transaction in connection with a Change in Control of the Company.

                 "Continuing Director" shall mean any director of the Company who either (i) is a member of the Board on the date this Plan is adopted by the Board, or (ii) is nominated for election to the Board by a majority of the Board which majority is comprised of directors who were, at the time of such nomination, Continuing Directors.

5.4      SPECIAL PROVISIONS APPLICABLE TO INCENTIVE OPTIONS ONLY

                 To the extent the aggregate fair market value (determined as of the time the Option is granted) of the Stock with respect to which any Options granted hereunder which are intended to be Incentive Options may be exercisable for the first time by the optionee in any calendar year (under this Plan or any other stock option plan of the Company or any parent or subsidiary thereof) exceeds $100,000, such Options shall not be considered Incentive Options.

                 No Incentive Option may be granted to an individual who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such Option (i) has an Option price of at least 110 percent of the fair market value of the Stock on the date of the grant of such Option; and (ii) cannot be exercised more than five years after the date it is granted.

                 Each optionee who receives an Incentive Option must agree to notify the Company in writing immediately after the optionee makes a disqualifying disposition of any Stock acquired pursuant to the exercise of an Incentive Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the date the optionee was granted the Incentive Option or (b) one year after the date the optionee acquired Stock by exercising the Incentive Option. Any transfer of ownership to a broker or nominee shall be deemed to be a disposition unless the optionee provides proof satisfactory to the Committee of his continued beneficial ownership of the Stock.

5.5      PAYMENT FOR SHARES

                 Payment for shares of Stock purchased under an Option granted hereunder shall be made in full upon exercise of the Option, by certified or bank cashier's check payable to the order of the Company or, unless otherwise prohibited by the terms of an Option agreement, by one or more of the following: (i) in the form of unrestricted Stock already owned by the optionee based in any such instance on the fair market value of the Stock on the date the Option is exercised; provided, however, that, in the case of an Incentive Option, the right to make a payment in the form of already owned shares of Stock may be authorized only at the time the Option is granted; (ii) by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price; (iii) by a combination thereof, in each case in the manner provided in the Option agreement; or (iv) by any other means acceptable to the Company. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. To the extent the Option exercise price may be paid in shares of Stock as provided above, shares delivered by the optionee may be shares which were received by the optionee upon exercise of one or more Incentive Options, but only if such Stock has been held by the optionee for at least the greater of (i) two years from the date the Incentive Options were granted or (ii) one year after the transfer of shares of Stock to the optionee.

         The Committee may, in its discretion, require that an optionee pay to the Company, at the time of exercise, such amount as the Committee deems necessary to satisfy the Company's obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon. At the sole discretion of the Committee or Subcommittee, an optionee may satisfy such withholding requirements by having the Company withhold from the number of shares of Stock otherwise issuable upon exercise of the Option that number of shares having an aggregate fair market value on the date of exercise equal to the withholding amount.

5.6      NON-TRANSFERABILITY OF OPTION RIGHTS

                 No Option shall be transferable except by will or the laws of descent and distribution. During the lifetime of the optionee, the Option shall be exercisable only by him. The Committee may, however, in its sole discretion, allow for transfer of Nonqualified Options to family members or former spouses, subject to such conditions or limitations as it may establish to ensure compliance with Rule 16b-3 promulgated pursuant to the Exchange Act, or for other purposes.

5.7      NO OBLIGATION TO EXERCISE OPTION

                 The grant of an Option shall impose no obligation on the optionee to exercise such Option.

5.8      CANCELLATION OF OPTIONS

         The Committee or Subcommittee, in its discretion, may, with the consent of any optionee, cancel any outstanding Option hereunder.

5.9      RIGHTS AS A STOCKHOLDER

                 An optionee or a transferee of an Option shall have no rights as a stockholder with respect to any share covered by his Option until he shall have become the holder of record of such share, and he shall not be entitled to any dividends or distributions or other rights in respect of such share for which the record date is prior to the date on which he shall have become the holder of record thereof.

                                   ARTICLE VI

                        INCENTIVE STOCK PURCHASE PROGRAM

6.1      ELIGIBILITY

                 The Committee may by written notice permit eligible participants who have been selected for participation in the Incentive Stock Purchase Program ("Eligible Executives") to elect that up to 100% of their annual incentive bonuses otherwise payable pursuant to (i) the Company's Incentive Compensation Plan for Senior Executives (the "Annual Bonus Plan") or
(ii) any other annual bonus plan maintained by the Company, to be deferred and credited to a restricted stock purchase account. An Eligible Executive's restricted stock purchase account will be used to fund acquisitions of Stock at the time an Incentive Stock Award becomes vested, or will be returned to such Executive at the time such Award becomes forfeited, to the extent and at the time or times provided in Section 6.4 hereof. Only those Eligible Executives who make timely Bonus Deferral Elections as provided in Section 6.2, or who otherwise meet the requirements of Section 6.2, shall be eligible to receive an Incentive Stock Award under the Plan. The amount deferred in accordance with an Eligible Executive's Bonus Deferral Election shall be subject to reduction or to such other limitations as are from time to time established under the Annual Bonus Plan or under the Plan.

6.2      BONUS DEFERRAL ELECTION

                 Not later than 90 days after the end of each fiscal year, or such later date as the Committee may establish, each Eligible Executive may make an irrevocable election ("Bonus Deferral Election") to defer a fixed percentage or a fixed dollar amount of his or her annual incentive bonus for that fiscal year by filing a deferral election form with the Committee or Subcommittee. To the extent that an Eligible Executive fails to make a timely Bonus Deferral Election, the Committee or Subcommittee may permit after-tax acquisitions of restricted Stock on the same terms and conditions, and subject to the same limitations, as those Eligible Executives making a proper Bonus Deferral Election, provided the Eligible Executive pays to the Company, for crediting to an unfunded restricted stock purchase account, such amount as the Executive wishes to have applied to the purchase of Stock, no later than the date the Executive's bonus for such fiscal year is paid, and further provided, that any Eligible Executive who is subject to Section 16(b) of the Exchange Act must elect to defer his or her annual incentive bonus at least six months prior to the day the amount of such bonus is determined.

6.3      INCENTIVE STOCK AWARDS

                 On an Eligible Executive's bonus payment date, an amount equal to the portion of the Executive's bonus which is validly deferred, or the amount otherwise paid to the Company on an after-tax basis, shall be credited to an unfunded restricted stock purchase account. On the same date or as soon as practicable thereafter, a number of shares of restricted Stock, as determined in the following paragraph, shall be registered in the Executive's name and deposited with the Secretary of the Company to be held for the account of the Eligible Executive and the Executive shall deliver to the Secretary a stock power or powers executed in blank, covering such shares.

                 The number of shares of restricted Stock awarded to any Eligible Executive shall be fixed by the Committee but shall in no event exceed
1.5 times the number of shares of Stock that could have been purchased on the regular bonus payment date with the portion of the Eligible Executive's bonus that was deferred and credited to a restricted stock purchase account, had it instead been paid in cash. The amount of shares that could have been purchased shall be determined by reference to the fair market value of the Stock as determined in accordance with Section 5.1 hereof, on the regular bonus payment date. In the case of an Eligible Executive whose restricted stock purchase account is established by reference to after-tax dollars, the number of shares that could have been purchased shall be determined by reference to the amount of after-tax dollars properly paid to the Company in accordance with Section
6.2 hereof.

6.4      RESTRICTIONS ON TRANSFERABILITY; VESTING OF SHARES

                 Until such time as shares of Stock covered by an Incentive Stock Award have become vested and all restrictions have lapsed, such shares shall not be subject to sale, assignment, pledge, or other transfer or disposition by the Eligible Executive, except to the extent otherwise specifically permitted herein by reason of a tender offer or an exchange or conversion of such shares because of merger, consolidation, reorganization, or other corporate action.

                 Each Eligible Executive shall vest in his Incentive Stock Award over 5 years at the rate of 25% on each anniversary of the Incentive Stock Award beginning on the second anniversary of the date of grant ("Vesting Date"). On each Vesting Date, 25% of the Stock covered by the Executive's Incentive Stock Award shall be delivered to the Eligible Executive, subject to implementation of such arrangements satisfactory to the Committee for the withholding of taxes.

                 The Committee may establish specified performance conditions that, if attained, will result in accelerated vesting. Permissible performance targets include one or more of the following: revenues; earnings per share; profit before or after taxes; net income or operating income; return on or growth in shareholders' equity; return on assets, capital or investment; stock price performance; attainment of expense reduction levels; and implementation or completion of critical projects. The goals established by the Committee may be different each year and different goals may be set for different participants. The Committee may also provide for accelerated vesting of Incentive Stock Awards upon certain prescribed events, or in its discretion.

                 Upon the occurrence of each vesting event, a pro rata portion of the amount set aside in the unfunded restricted stock purchase account which relates to the Stock as to which vesting conditions have been satisfied shall be applied to the purchase of such Stock without further action on the part of the Eligible Executive, and the Company shall have no further obligation to the Eligible Executive with respect to the amount so applied. To the extent that shares of restricted Stock are forfeited in accordance with Section 6.6 below (the "Forfeited Shares"), the Eligible Executive shall be entitled to a cash payment equal to the lesser of (i) the pro rata portion of the amount set aside in the unfunded restricted stock purchase account which relates to the Forfeited Shares, in cash, without interest or other earnings equivalent, or
(ii) the fair market value of the Forfeited Shares on the date of the event which gave rise to the forfeiture, as determined in accordance with Section 5.1 of the Plan, in either case, net of applicable withholding for taxes. Upon the making of such payment, the Company shall have no further obligation to the Eligible Executive under the Plan relating to the Incentive Stock Award or to any amount previously credited to such Executive's restricted stock purchase account.

6.5      DIVIDEND AND VOTING RIGHTS

                 Subject to the restrictions set forth in Section 6.4 above or established pursuant to Article VIII below, and to the delivery of stock powers as provided in Section 6.4, upon the making of an Incentive Stock Award, an Eligible Executive shall have all the rights of a stockholder of the Company, including, without limitation, the right to vote or give tender instructions for all of the shares of Stock covered by his Incentive Stock Award and the right to receive dividends when paid.

6.6      TERMINATION OF EMPLOYMENT

                 Unless otherwise provided by the Committee, if an Eligible Executive dies, becomes disabled or voluntarily terminates employment with the Company for any reason or if such Executive's employment is terminated by the Company for any reason, all non-vested shares of Stock covered by an Incentive Stock Award shall be forfeited.

6.7      MAXIMUM LIMIT ON INCENTIVE STOCK AWARDS

                 Notwithstanding any other provision of the Plan, the maximum value of Incentive Stock Awards made to any Eligible Executive for any one fiscal year, determined as of the date of the award, shall not exceed $9.0 million. Such maximum limit shall be adjusted annually, commencing as of July 1, 1995 and as of July 1 of each year thereafter, by a percentage equal to the percentage change from the beginning until the end of the Company's immediately preceding fiscal year in the Annual Average All Items Index of the U.S. City Average Consumer Price Index for All Urban Consumers (CPI-U) as published by the U.S. Bureau of Labor Statistics, or any successor index that may at the time have replaced such Index.

                                  ARTICLE VII

                                     TAXES

                 The Company may, in its discretion, require that an optionee or recipient of an Incentive Stock Award pay to the Company, prior to and as a condition of distribution of Stock pursuant to the exercise of Options or an Incentive Stock Award, such amount as the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the payment or the transfer of shares. At its sole discretion, the Committee or Subcommittee may allow or require a person to satisfy such withholding requirements by having the Company withhold from the number of shares of Stock otherwise issuable pursuant to an Option or Incentive Stock Award that number of shares having an aggregate fair market value on the date of distribution equal to the amount required to be withheld.


                                  ARTICLE VIII

                 ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

                 The aggregate number of shares of Stock which may be purchased pursuant to Options granted, the number of shares of Stock covered by each outstanding Option and the price per share thereof in each such Option shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Stock resulting from a stock split or other subdivision or consolidation of shares of Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Stock effected without receipt of consideration by the Company.

                 In the event there is a Change in Control, as defined in
Section 5.3, any Option granted hereunder may be exercised in part or in whole without regard to vesting provisions delaying the exercisability thereof and all unvested Incentive Stock Awards shall become immediately vested.

                 Subject to any required action by the stockholders, if after any merger, consolidation or tender offer to which the Company is a party, the majority of the directors of the surviving corporation will be persons nominated by a majority of the Board, which majority is comprised of Continuing Directors, as defined in Section 5.3 hereof, any Option or Incentive Stock Award granted hereunder shall cover the securities to which a holder of the number of shares of Stock covered by the unexercised portion of the Option or unvested portion of the Incentive Stock Award would have been entitled pursuant to the terms of the merger or consolidation; provided, however, that the Committee may provide, in its sole discretion, and on such basis as it deems equitable, that merger or consolidation consideration not denominated in common stock of the surviving corporation having the greatest voting and dividend rights ("Reorganization Common Stock") be converted into an equivalent number of shares of Reorganization Common Stock so that the Option or Incentive Stock Award relates solely to Reorganization Common Stock.

                 Subject to the following proviso, 30 days prior to any merger or consolidation to which the Company is a party and which is not referred to in the immediately preceding two paragraphs or a dissolution or liquidation of the Company, any Option granted hereunder may be exercised in part or in whole, and all Stock delivered upon exercise of any Option granted under the Plan and all Stock covered by an Incentive Stock Award shall become fully vested without regard to the otherwise applicable vesting provisions, and upon such merger, consolidation, dissolution or liquidation, all Options outstanding hereunder shall terminate; provided, however, that the foregoing provision shall not apply in the event that there is a merger or consolidation approved by a majority of the Board which majority is comprised of Continuing Directors, as defined in Section 5.3 hereof, and the surviving corporation (i) in the case of Options, grants an option or options to purchase its shares on such terms and conditions, both as to the number of shares and otherwise which shall substantially preserve the rights and benefits of any Option then outstanding hereunder, all as provided for in the agreements of merger or consolidation or like agreements, and (ii) in the case of Incentive Stock Awards, (A) assumes the obligations of the Company with respect to outstanding Incentive Stock Awards, on a basis which substantially preserves the rights of Incentive Stock Award grantees, and acknowledges such obligation in writing to each Eligible Executive, and in the merger, consolidation or like agreements to the extent required in order to be effective, and (B) to the extent the merger, consolidation or tender offer consideration does not consist entirely of Reorganization Common Stock, either adjusts the number of shares to the number that would have been received had such consideration been comprised entirely of Reorganization Common Stock or equitably adjusts each Eligible Executive's unfunded restricted stock purchase account so that the full benefit of any such consideration not consisting of Reorganization Common Stock is delivered to such Executive as and when Stock originally covered by the Incentive Stock Award would have become vested.

                 The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole
discretion.  Any such adjustment may provide for the   elimination of any
fractional share which might otherwise become subject to an Option or Incentive Stock Award.


                                   ARTICLE IX

                                USE OF PROCEEDS

                 The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.


                                   ARTICLE X

                               EMPLOYMENT RIGHTS

                 Nothing in the Plan or in any Option or Incentive Stock Award granted hereunder shall confer on any optionee or Eligible Executive any right to continue in the employ of the Company or any of its subsidiaries, or to interfere in any way with the right of the Company or any of its subsidiaries to terminate such optionee's or executive's employment at any time.

                                   ARTICLE XI

                            COMPLIANCE WITH THE LAW

                 The Company is relieved from any liability for the nonissuance or non-transfer or any delay in issuance or transfer of any shares of Stock subject to Options or Incentive Stock Awards under the Plan which results from the inability of the Company to obtain or in any delay in obtaining from any regulatory body having jurisdiction, all requisite authority to issue or transfer shares of Stock of the Company either upon exercise of the Options under the Plan or shares of Stock issued as a result of such exercise or shares of stock issued pursuant to an Incentive Stock Award if counsel for the Company deems such authority necessary for lawful issuance or transfer of any such shares. Appropriate legends may be placed on the stock certificates evidencing shares issued upon exercise of Options or pursuant to Incentive Stock Awards to reflect such transfer restrictions.

                 Each Option and Incentive Stock Award granted under the Plan is subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration or qualification of shares of Stock issuable upon exercise of Options or pursuant to Incentive Stock Awards is required by any securities exchange or under any state or Federal law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of Options or the issuance of shares of Stock, no shares of Stock shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions or with such conditions as are acceptable to the Committee.


                                  ARTICLE XII

                   EFFECTIVE DATE AND EXPIRATION DATE OF PLAN

                 The Plan is effective as of June 1, 1994, subject to approval by the stockholders of the Company in a manner which complies with Rule 16b-3 under the Exchange Act and applicable state law. The expiration date of the Plan, after which no Option or Incentive Stock Award may be granted hereunder, shall be May 31, 2004.

                                  ARTICLE XIII

                      AMENDMENT OR DISCONTINUANCE OF PLAN

                 The Board may, without the consent of the Company's stockholders or optionees under the Plan, at any time terminate the Plan entirely and at any time or from time to time amend or modify the Plan, provided that no such action shall adversely affect Options or Incentive Stock Awards theretofore granted hereunder without the optionee's or Incentive Stock Award recipient's consent, and provided further that no such action by the Board, without approval of the stockholders, may (a) increase the total number of shares of Stock which may be purchased or acquired pursuant to Options or Incentive Stock Awards granted under the Plan, either in the aggregate or for any optionee or Eligible Executive, except as contemplated in Article VIII; (b) expand the class of employees eligible to receive Options or Incentive Stock Awards under the Plan; (c) decrease the minimum Option price; (d) extend the maximum term of Options granted hereunder; or (e) extend the term of the Plan.

                                  ARTICLE XIV

                              SHAREHOLDER APPROVAL

         Anything in the Plan to the contrary notwithstanding, the grant of Options and Incentive Stock Awards hereunder shall be of no force or effect, no Option granted hereunder to such person shall vest or become exercisable in any respect, and no stock acquired pursuant to Incentive Stock Awards shall be transferable to the extent it would otherwise be transferable, unless and until the Plan is approved by the affirmative vote of a majority of the shares outstanding.

                                   ARTICLE XV

                                 MISCELLANEOUS

                 (a) If the Committee or Subcommittee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee or Subcommittee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

                 (b) No member of the Committee or Subcommittee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee or Subcommittee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee or Subcommittee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith; provided, however, that approval of the Company's Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                 (c) The Plan shall be governed by and construed in accordance with the internal laws of the State of New York without reference to the principles of conflicts of law thereof.

                 (d) No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets to provide for payment of benefits under the Plan. Optionees and Eligible Executives shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

                 (e) Each member of the Committee or Subcommittee and each member of the Company's Board of Directors shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and upon any other information furnished in connection with the Plan by any person or persons other than such member.

                 (f) Except as otherwise specifically provided in the relevant plan document, no payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit-sharing, group insurance or other benefit plan of the Company.

                 (g) The expenses of administering the Plan shall be borne by the Company.

                 (h) Masculine pronouns and other words of masculine gender shall refer to both men and women.

                                 *     *     *

As adopted by the Compensation Committee of the Board of Directors of Loral Corporation on June 23, 1994

                               LORAL CORPORATION
                          INCENTIVE COMPENSATION PLAN
                             FOR SENIOR EXECUTIVES

I.  PURPOSE

The purposes of the Plan are (i) to establish an annual incentive compensation program for designated senior officers of the Company in order to attract and retain highly-qualified executives by providing appropriate performance-based incentive compensation, and (ii) to align executive and stockholder long-term interests by encouraging Participants, through the optional deferral feature, to develop and maintain a substantial stock ownership interest in the Company by acquiring Common Stock in accordance with the provisions of the Incentive Stock Purchase Plan. The Plan provides for payment of annual compensation, contingent upon continued employment and meeting certain performance goals, to designated senior officers who make substantial contributions to the Company.

II.  DEFINITIONS

"Bonus Award" means the annual incentive compensation award, as determined by the Committee, to be granted to a Participant based on the level of attainment of the annual performance goals set by the Committee.

"Bonus Deferral Election" means the irrevocable election by a Participant to defer a portion of his or her Bonus Award to be applied to the purchase of shares of restricted Common Stock pursuant to the Incentive Stock Purchase Plan.

"Committee" means the committee selected by the Board of Directors of the Company to administer the Plan, from among its members, of at least three individuals, each of whom is (i) a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Exchange Act, and (ii) an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"); provided, however, that after the date on which Rule 16b-3(c)(2)(i) of the Exchange Act has become effective with respect to the Company, only two such individuals shall be required to serve on the Committee.

"Common Stock" means the common stock of the Company, par value $0.25 per share.

"Company" means Loral Corporation.

"Designated Beneficiary" means the beneficiary or beneficiaries designated in accordance with Article XIII hereof to receive the amount, if any, payable under the Plan upon the Participant's death.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Incentive Stock Purchase Plan" means the Company's 1994 Stock Option and Incentive Stock Purchase Plan.

"Long-term Disability" means the inability of the Participant to substantially perform his or her duties to the Company by reason of physical or mental disability, as determined by the Committee in its reasonable discretion.

"Participant" means any senior officer of the Company who has received written notice from the Committee of his or her designation as a Participant.

"Plan" means the Loral Corporation Incentive Compensation Plan for Senior Executives.

III.  ELIGIBILITY

Participants in the Plan for any fiscal year shall be selected by the Committee from among those Company executives whose efforts contribute materially to its annual success. No employee shall be a Participant unless he or she is selected by the Committee and receives written notice of such selection. No employee shall at any time have the right to be selected as a Participant, nor, having been selected as a Participant for one year, to be selected as a Participant in any other year.

IV.  ADMINISTRATION

Except as otherwise herein expressly provided, full power and authority to construe, interpret, and administer the Plan shall be vested in the Committee, including the power to amend or terminate the Plan. The Committee may at any time adopt such rules, regulations, policies, or practices as, in its sole discretion, it shall determine to be necessary or appropriate for the administration of, or the performance of its respective responsibilities under, the Plan. The Committee may at any time amend, modify, suspend, or terminate such rules, regulations, policies, or practices.

Without limitation on the powers set forth in the preceding paragraph, the Committee shall determine eligibility for participation, establish such performance goals for each Participant as the Committee deems appropriate, fix the amount of bonus that will be paid if the performance goals are attained, calculate and determine each Participant's level of attainment of such goals, and calculate the Bonus Award to be paid to each Participant. The Committee shall also determine the time at which Bonus Awards will be paid, any restrictions on payment and the portion of such Bonus Awards which may be deferred and





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


applied to the purchase of restricted Common Stock in accordance with the provisions of the Incentive Stock Purchase Plan.

V.  BONUS AWARDS

Not later than 90 days after the commencement of a fiscal year for which a Bonus Award may be made, the Committee shall select and notify eligible officers of their selection as Participants in the Plan and shall establish such maximum potential Bonus Award, the maximum amount that can be deferred by any Participant pursuant to a Bonus Deferral Election and the objective goals relating to corporate performance (including, but not limited to, improvements in revenues, earnings per share, profit before or after taxes, net income or operating income, return on or growth in shareholders' equity, return on net assets, capital or investment, stock price performance, attainment of expense reduction levels, and implementation or completion of critical projects) as for each Participant the Committee deems appropriate. The Committee shall communicate such maximum Bonus Award and goals to each Participant in writing. The goals established by the Committee may be different each year and different goals may be set for different participants.

Bonus Awards will be earned by each Participant based upon the level of attainment of his or her goals during the calendar year. No Bonus Award will be paid under the Plan unless such goals are attained. The attainment of performance goals does not assure a Participant of any level of Bonus Award, which Award shall remain fully in the discretion of the Committee unless otherwise agreed in a written agreement with the Participant. As soon as practicable after the end of the fiscal year to which a Bonus Award relates and prior to the payment of any such award, the Committee shall certify, in writing, as to whether the performance goals and any other material conditions of the Bonus Award were in fact satisfied and shall determine in its discretion the amount of Bonus Award to be paid to each Participant.

Notwithstanding any other provision of the Plan, the maximum Bonus Award that may be paid to any Participant for any one fiscal year shall not exceed $9.0 million, including the fair market value of any Common Stock awarded under the incentive stock purchase provisions of the Incentive Stock Purchase Plan. Such maximum limit shall be adjusted annually, commencing as of July 1, 1995 and as of July 1 of each year thereafter, by a percentage equal to the percentage change from the beginning until the end of the Company's immediately preceding fiscal year in the Annual Average All Items Index of the U.S. City Average Consumer Price Index for All Urban Consumers (CPI-U) as published by the U.S. Bureau of Labor Statistics, or any successor index that may at the time have replaced such Index.





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


All amounts due under the Plan shall be paid in cash and no shares of Common Stock will be issued under the Plan. To the extent that a Participant makes a valid Bonus Deferral Election, the Participant's rights to any Common Stock which is thereafter issued to the Participant under the Incentive Stock Purchase Plan shall be governed exclusively by the terms and conditions of such Plan.

VI.  DEFERRAL OF BONUS AWARD

No later than 90 days after commencement of any fiscal year, any Participant for that fiscal year may make a Bonus Deferral Election for such year in an amount not to exceed the maximum amount set by the Committee for such fiscal year. Such election must be made in writing on a deferral election form supplied by the Committee. Notwithstanding the Participant's Bonus Deferral Election, the Committee may, at any time after the date such election has been filed, up until the last day of the month preceding the month when undeferred Bonus Awards would normally be paid, reduce the maximum percentage, or establish a maximum dollar limit, of a Participant's Bonus Award that may permissibly be deferred for such year.

VII.  PAYMENT OF BONUS AWARDS

The portion of any Bonus Award earned for any fiscal year which is not subject to a valid Bonus Deferral Election shall be paid in cash as soon as practicable after the end of such fiscal year. On the date that a Bonus Award is to be paid to any Participant, if a valid Bonus Deferral Election was made, the amount deferred shall be withheld and the obligation to pay amounts so withheld (net of any applicable withholding taxes) shall be recorded in an unfunded restricted stock purchase account for application to the purchase of restricted Common Stock upon satisfaction of applicable vesting conditions established under the Incentive Stock Purchase Plan.

Upon the occurrence of each vesting event under the Incentive Stock Purchase Plan, a pro rata portion of the amount set aside in the unfunded restricted stock purchase account which relates to the Common Stock as to which vesting conditions have been satisfied shall be applied to the purchase of such stock without further action on the part of the Participant, and the Company shall have no further obligation to the Participant with respect to the amount so applied. To the extent that shares of restricted Common Stock are forfeited in accordance with the provisions of the Incentive Stock Purchase Plan (the "Forfeited Shares"), the Participant shall be entitled to a cash payment equal to the lesser of (i) the pro rata portion of the amount set aside in the unfunded restricted stock purchase account which relates to the Forfeited Shares, in cash, without interest or other earnings equivalent, or (ii) the fair market value of the





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


Forfeited Shares on the date of the event which gave rise to the forfeiture, as determined in accordance with the provisions of the Incentive Stock Purchase Plan, in either case, net of applicable withholding for taxes. Except as described in Article VIII below, in order to be eligible for payment of any Bonus Award for any fiscal year, a Participant must be actively employed by the Company at the end of such fiscal year.

VIII.  TERMINATION OF EMPLOYMENT

In the event of a Participant's termination of employment with the Company for any reason before the end of any fiscal year for which a Bonus Award would otherwise be paid, any Bonus Award previously made for such Participant shall lapse, unless otherwise provided in the Participant's written employment agreement, or unless the Committee specifically determines that such amounts are to be paid.

IX.  REORGANIZATION OR DISCONTINUANCE

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company will make appropriate provision for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

If the business conducted by the Company shall be discontinued, any previously earned and unpaid Bonus Awards under the Plan shall become immediately payable to the Participants then entitled thereto.

X.  NON-ALIENATION OF BENEFITS

A Participant may not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence shall be null and void.

XI.  NO CLAIM OF RIGHT UNDER THE PLAN

No employee or other person shall have any claim or right to be selected as a Participant under the Plan. Neither the Plan nor any action taken pursuant to the Plan shall be construed as giving any employee any right to be retained in the employ of the Company.





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


XII.  TAXES

The Company shall deduct from all Bonus Awards paid under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments. At such time as shares of restricted Common Stock vest under the provisions of the Incentive Stock Purchase Plan, the Company's tax withholding obligations with respect to amounts credited to a restricted stock purchase account shall, unless the Committee under the Incentive Stock Purchase Plan makes other arrangements to satisfy such withholding, be satisfied by the withholding by such Committee of shares of restricted Common Stock deposited with the Company pursuant to such plan having a fair market value on the vesting date equal to the aggregate amount of taxes required to be withheld. All amounts paid upon settlement of a Participant's restricted stock purchase account due to the forfeiture of shares of restricted Common Stock under the Incentive Stock Purchase Plan shall also be net of applicable withholding for taxes.

XIII.  DESIGNATION AND CHANGE OF BENEFICIARY

Each Participant shall designate at the time of his or her selection as a Participant one or more persons as the Designated Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon the death of the Participant. Such designation shall be in writing to the Committee. A Participant may, from time to time, revoke or change his or her Designated Beneficiary without the consent of any prior Designated Beneficiary by filing a written designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

XIV.  PAYMENTS TO PERSONS OTHER THAN THE PARTICIPANT

If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee, in its sole discretion, to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.





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


XV.  NO LIABILITY OF COMMITTEE MEMBERS

No member of the Committee shall be personally liable by reason of any contract or other instrument related to the Plan executed by such member or on his or her behalf in his or her capacity as a member of the Committee, nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

XVI.  TERMINATION OR AMENDMENT OF THE BONUS PLAN

Except as otherwise provided in this Article XVI, the Committee may amend, suspend or terminate the Plan at any time without approval of the Company's shareholders. No amendment to the Plan shall be effective if it would require shareholder approval for Bonus Awards made under the Plan, as amended, to continue to meet the requirements for "performance-based compensation" under the provisions of Section 162(m)(3)(C) of the Code, unless such approval is obtained. No amendment shall be effective with respect to a Participant to whom a Bonus Award has been made if it would adversely affect his rights thereunder, without his express written consent. No Bonus Award may be paid under the Plan with respect to any fiscal year of the Company commencing after March 31, 1999 unless it would otherwise be deductible under Section 162(m) of the Code.

XVII.  UNFUNDED PLAN

Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, whether with respect to a Bonus Award or with respect to a restricted stock purchase account, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.





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


The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). To the extent the Plan is determined to be so subject, it is intended to constitute a "plan which is unfunded and is maintained by the employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees," as such phrase is used in ERISA, and the terms of the Plan shall be interpreted consistent with such intent.

XVIII.  GOVERNING LAW

The terms of the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the state of New York, without reference to principles of conflict of laws.

XIX.  EFFECTIVE DATE; SHAREHOLDER APPROVAL

The Plan is adopted subject to receiving approval at the 1994 annual meeting of the Company's shareholders of a majority of the votes cast by holders of shares of Common Stock entitled to vote thereon. If shareholder approval is not received, the Plan shall not take effect and all Bonus Awards made by the Committee pursuant to the Plan shall be void. If shareholder approval is received, the effective date of the Plan shall be June 1, 1994. If shareholder approval of the Incentive Stock Purchase Plan is not received, but shareholder approval of the Plan is received, the provisions of the Plan relating to Bonus Deferral Elections shall not be implemented but the Plan shall otherwise continue in full force and effect.



                                             ADOPTED SUBJECT TO STOCKHOLDER
                                             APPROVAL BY ACTION OF THE
                                             COMPENSATION COMMITTEE OF THE
                                             BOARD OF DIRECTORS ON JUNE 23, 1994





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